CONFIDENTIAL TREATMENT FOR PORTIONS OF THIS EXHIBIT HAS BEEN REQUESTED

FROM THE SECURITIES AND EXCHANGE COMMISSION

Exhibit 10.8

EXECUTION COPY

Dated June 1, 2011

(1)                             BUNGE NORTH AMERICA CAPITAL, INC., as the Transferor

(2)                             BUNGE FINANCE B.V., as the Transferor Agent

(3)                             BUNGE SECURITIZATION B.V., as the Transferee

U.S. INTERMEDIATE TRANSFER AGREEMENT

i

ii

Schedule

1.                                       Transferor Information

2.                                       Perfection Representations, Warranties and Covenants

Exhibits

A.                                                                                   Form of Assignment of Repurchased Receivables

B.                                                                                     Form of U.S. Account Security Agreement

iii

THIS AGREEMENT is dated June 1, 2011 and made by and between:

(1)                                  BUNGE NORTH AMERICA CAPITAL, INC., a corporation organized under the laws of the State of Delaware (the “Transferor”);

(2)                                  BUNGE FINANCE B.V., a private limited liability company organized under the laws of the Netherlands (the “Transferor Agent”); and

(3)                                  BUNGE SECURITIZATION B.V., a private limited liability company organized under the laws of the Netherlands (the “Transferee”).

BACKGROUND:

(A)                              The Transferor has agreed to purchase certain Receivables and Receivables Property related thereto from the Sellers from time to time on the terms and conditions set forth in the U.S. RPA.

(B)                                The Transferor wishes to transfer and assign to the Transferee and the Transferee has agreed to acquire from time to time all of the Transferor’s right, title and interest in, to and under the Receivables and Receivables Property acquired by the Transferor pursuant to the U.S. RPA.

IT IS AGREED that:

1.             DEFINITIONS AND INTERPRETATION

1.1           Defined Terms

The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acquired Receivable” means each Receivable acquired by the Transferor under the U.S. RPA; provided that no Receivable constituting a Repurchased Receivable shall be considered an Acquired Receivable hereunder after such Repurchased Receivable’s Repurchase Date.

“Advanced Purchase Price” has the meaning specified in Section 2.2(b).

“Assignment of Repurchased Receivables” means an assignment in the form attached hereto as Exhibit A (Form of Assignment of Repurchased Receivables).

“Deferred Purchase Price” has the meaning specified in Section 2.2(b).

“Discount Percentage” has the meaning set forth in the U.S. RPA.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means a corporation, trade or business that is, along with the Transferor, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b), (c), (m) and (o)  of the Internal Revenue Code of 1986, as amended, or section 4001(b) of ERISA.

“Excluded Taxes” means (a) income taxes based on (or measured by) net income or net profits (or franchise taxes imposed in lieu of net income taxes) that are imposed on the Transferee, any Agent, Purchaser or other recipient of any payment to be made by or on account of any Transaction Party Obligation as a result of a present or former connection between such Transferee, Agent, Purchaser or other recipient and the jurisdiction of the Official Body imposing such tax or any political subdivision or taxing authority thereof (other than any such connection arising solely from the Transferee, Agent, Purchaser or other recipient having executed, delivered or performed is obligations or received a payment hereunder, or enforced, this Agreement), (b) any branch profits taxes that are imposed on the Transferee, any Agent, Purchaser or other recipient of any payment to be made by or on account of any Transaction Party Obligation by any jurisdiction described in clause (a) above, and (c) any Tax imposed on the Transferee or any Agent to the extent such Tax is attributable to such Transferee’s or Agent’s failure to comply with relevant requirements set forth in Section 8.2(e) (Indemnity for Taxes) (or analogous provision of any other Transaction Document), unless such failure is due to a Change in Law.

“Indemnified Amounts” has the meaning specified in Section 8.1 (Indemnities by the Transferor).

“Indemnified Party” has the meaning specified in Section 8.1 (Indemnities by the Transferor).

“Indemnified Taxes” mean Taxes other than Excluded Taxes and Other Taxes.

“Information” has the meaning specified in Section 4.1(j) (Representations and Warranties of the Transferor).

“Initial Purchase Date” means the initial Purchase Date (as agreed upon between the Transferor and the Transferee) on which the Transferor sells Receivables and the related Receivables Property to the Transferee pursuant to Section 2 (Amounts and Terms of Purchases).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, any Transaction Document, in each case, other than Excluded Taxes.

“Plan” means any employee pension benefit plan (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA) subject to the provisions of Title IV of ERISA or section 412 of the IRC and in respect of which the Transferor or any ERISA Affiliate is (or, if such plan were terminated, would under section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Purchase” means a purchase by the Transferee of Receivables and the related Receivables Property from the Transferor pursuant to Section 2 (Amounts and Terms of Purchases).

“Purchase Date” means each day on which a Purchase is made pursuant to Section 2 (Amounts and Terms of Purchases).

“Purchase Price” for any Purchase pursuant to Section 2 (Amounts and Terms of Purchases) means an amount equal to the product of (a) the aggregate Unpaid Balance of all of the Receivables of the Transferor that are the subject of such Purchase, and (b) 100% minus the Discount Percentage.

“Receivables Property” has the meaning specified in Section 2.1(a) (Agreement to Purchase).

“Receivables Transfer Agreement” means the Receivables Transfer Agreement, dated the date hereof, made between (1) Bunge Securitization B.V., (2) Bunge Finance B.V., as the Master Servicer, (3) Bunge Limited, as the Performance Undertaking Provider, (4) the Persons from time to time party thereto as Conduit Purchasers, Committed Purchasers and Purchaser Agents, and (5) Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., as the Administrative Agent.

“Records” has the meaning specified in Section 2.5(a) (Records).

“Repurchase Date” has the meaning specified in Section 2.7(d)(i) (Repurchases).

“Repurchase Price” has the meaning specified in Section 2.7(c) (Repurchases).

“Repurchased Receivable” means any Receivable which has been retransferred to or otherwise reacquired by the Transferor pursuant to, and in accordance with, Section 2.7 (Repurchases).

“Seller” means a “Seller” under, and as defined in, the U.S. RPA.

“Seller Event” means a “Seller Event” under, and as defined in, the U.S. RPA.

“Seller Termination Event” means a “Seller Termination Event” under, and as defined in, the U.S. RPA.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries, or both, by such Person.

“Taxes” means any and all present or future taxes (including social security contributions and value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings or other charges of any nature whatsoever imposed by any Official Body.

“Termination Date” means the earlier of (a) the Facility Termination Date, and (b) the date on which the Termination Date (as defined in the U.S. RPA) is declared or automatically occurs with respect to all Sellers pursuant to the U.S. RPA.

“Uncollectible” means an Acquired Receivable which is not collectible because of the financial inability of the relevant Obligor to pay such Acquired Receivable.

“U.S. Account Security Agreement” means an account control agreement substantially in the form of Exhibit B (Form of U.S. Account Security Agreement) hereto.

1.2           Receivables Transfer Agreement

Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned to such terms in Section 1.1 (Certain Defined Terms) of the Receivables Transfer Agreement.  In the case of any inconsistency between such terms and the terms defined in Section 1.1 of this Agreement, the terms defined in Section 1.1 of this Agreement shall prevail for all purposes of this Agreement.  The principles of interpretation set forth in Section 1.2 (Other Terms) and 1.3 (Computation of Time Periods) of the Receivables Transfer Agreement shall apply to this Agreement as if fully set forth herein.

2.             AMOUNTS AND TERMS OF PURCHASES

2.1           Agreement to Purchase

(a)                                  Subject to the terms and conditions of this Agreement on the Initial Purchase Date and each Purchase Date thereafter, the Transferor will sell and otherwise assign, transfer and convey to the Transferee, and the Transferee hereby agrees to purchase and otherwise acquire without recourse except to the extent provided herein, all of the Transferor’s present and future right, title and interest in, to and under the following:

(i)                                     each and every Acquired Receivable;

(ii)                                  all Collections with respect to such Acquired Receivables;

(iii)                               all Related Security with respect to such Acquired Receivables; and

(iv)                              all proceeds of or payments in respect of any and all of the foregoing clauses (i) through (iii) (including Collections);

(the property described in Section 2.1(a)(ii), (iii) and (iv) is collectively referred to as the “Receivables Property”).

(b)                                 On each Purchase Date (as defined under the U.S. RPA) under the U.S. RPA, all of the Transferor’ right, title and interest in, to and under each and every Acquired Receivable and all Receivables Property with respect thereto shall be and hereby is immediately and automatically sold and otherwise assigned, transferred and conveyed to the Transferee without any further action by the Transferor or the Transferee or any other Person.

(c)                                  The Receivables to be purchased on any Purchase Date shall be identified on the books and records of the Transferor.

(d)                                 Notwithstanding anything herein to the contrary, the Transferee shall not, and shall not be obligated to, purchase or pay any Purchase Price for or otherwise purchase or acquire any Receivable or any Receivables Property, and the Transferor shall not accept the payment of the Purchase Price of any Receivable or any Receivables Property, unless at the time of such Purchase the Termination Date has not occurred.

(e)                                  It is the intention of the parties hereto that each Purchase of Receivables and Receivables Property pursuant to this Agreement shall be treated as a purchase by the Transferee and a sale by the Transferor of such Receivables and Receivables Property with respect thereto, which sales are absolute and irrevocable and provide the Transferee with the full benefits of ownership of such Receivables and Receivables Property.  Each sale of Receivables and Receivables Property hereunder is made without recourse to the Transferor; provided, however, that (i) the Transferor shall be liable to the Transferee for all representations, warranties, covenants, deemed collection obligations and indemnities made or entered into by the Transferor in or pursuant to the terms of this Agreement or the other Transaction Documents and (ii) no such sale constitutes, nor is it intended to result in, an assumption by the Transferee or any assignee thereof of, and the Transferee and such assignees shall not have, any obligation or liability of the Transferor or any other Person to any Obligor or other customer or client of any Seller or otherwise arising in connection with the Receivables or Receivables Property or any other obligations of the Transferor or any Seller (including any obligation to perform any obligation of any Seller pursuant to or under any Receivables, Contract or other Receivables Property).

(f)                                    In connection with the foregoing sales, the Transferor hereby authorizes the Transferee and its assigns to record and file from time to time, at the Transferor’s expense, a financing statement or statements or other similar instruments (and continuation statements with respect to such financing statements and other similar instruments) with respect to (i) the Receivables sold or to be sold by the Transferor to the Transferee from time to time pursuant hereto and (ii) the Receivables Property with respect thereto, in each case, meeting the requirements of applicable Law in such manner and in such jurisdictions as are necessary or desirable to perfect and protect the interests of the Transferee created hereby under the UCC or any other applicable Law against all creditors of the Transferor.  In addition, the Transferor agrees that from time to time, at its expense, it will promptly, upon request, execute and deliver all further instruments and documents, and take all further actions that the Transferee or any Agent may reasonably request, in order to perfect, protect or more fully evidence the purchase of, or ownership by, the Transferee of the Acquired Receivables and the Receivables Property with respect thereto and its security interest in the U.S. Collection Accounts, including by filing a financing statement under the UCC or such other similar documents pursuant to any other applicable Law.  In view of the intention of the parties hereto that the Purchases of Receivables and Receivables Property made hereunder shall constitute sales of such Receivables and Receivables Property, as applicable, rather than a loan secured by such Receivables and Receivables Property, the Transferor agrees, at its own expense, on or prior to each Purchase Date, to (i) indicate clearly and unambiguously in its computer files, with a legend reasonably acceptable to the Transferee and the Administrative Agent, that the applicable Receivables and all Receivables Property with respect thereto have been transferred to the Transferee pursuant to this Agreement and further assigned by the Transferee to the Administrative Agent (on behalf of the Purchasers) and (ii) note in its accounting records, with a legend reasonably acceptable to the Transferee and the Administrative Agent, that the applicable Receivables and Receivables Property have been sold to the Transferee and assigned to the Administrative Agent (on behalf of the Purchasers).

2.2           Payment for the Purchases

(a)                                  Subject to the terms and conditions of this Agreement and the provisions specified in Section 2.2(b) below with respect to the permitted Deferred Purchase Price, the Purchase Price for each Purchase shall be paid by the Transferee in full on the applicable Purchase Date (including the Initial Purchase Date) in the manner specified in Section 2.2(d).

(b)                                 The parties hereto intend the Purchase Price with respect to any Acquired Receivables and Receivables Property related thereto to represent fair consideration, reasonably equivalent value and fair market value of such Acquired

Receivables and Receivables Property.  In the event the parties determine that the calculation of the Purchase Price no longer represents fair market value, the parties hereto agree to adjust the calculation of the Discount Percentage to the extent necessary to cause such Purchase Price for any future Purchases of Receivables and Receivables Property to be such fair market value.  The Transferor and the Transferee acknowledge and agree that the Purchase Price for any Purchase of Receivables shall be due and payable on the applicable Purchase Date for such Receivable subject to the following provisions with respect to Advanced Purchase Price and Deferred Purchase Price. In the event that Collections on any date related to any Acquired Receivables previously sold by the Transferor to the Transferee exceed the aggregate Purchase Prices payable by the Transferee to the Transferor on such date, the Transferee may pay to the Transferor an amount equal to such excess as an advance payment on account of any Purchase Price that will or may be payable by the Transferee to the Transferor on any following Purchase Date during the same Calculation Period (any such excess payment, an “Advanced Purchase Price”).  The Transferor acknowledges and agrees that any funds received by it from the Transferee as an Advanced Purchase Price for the Purchase of Receivables shall remain the Transferee’s property until applied to the future payment of a Purchase Price for Acquired Receivables on a Purchase Date.  In the event that the aggregate amount of the Advanced Purchase Prices paid by the Transferee to the Transferor during any Calculation Period exceeds the aggregate Purchase Prices owed by the Transferee to the Transferor during such Calculation Period, the Transferor shall on the Settlement Date immediately following the end of such Calculation Period repay to the Transferee an amount equal to such excess Advanced Purchase Prices.  In addition, the Transferor shall track all funds received by the Transferor from the Transferee as Advanced Purchase Prices and shall at no time permit any amounts received by the Transferor as an Advanced Purchase Price to be applied under the U.S. RPA to any Seller (as an “Advanced Purchase Price” under, and as defined in, the U.S. RPA) (which have not been applied to the Purchase Price for Acquired Receivables) in excess of 10% of the Unpaid Balance of Acquired Receivables that qualify as Eligible Receivables then outstanding with respect to such Seller under the U.S. RPA as set forth in the most-recent Portfolio Report. In the event that Collections on any date related to any Acquired Receivables previously sold by the Transferor to the Transferee are less than the aggregate Purchase Prices payable by the Transferee to the Transferor on such date, the Transferee may defer payment to the Transferor or the Seller Agent on behalf of Transferor in an amount equal to such shortfall (any such shortfall, a “Deferred Purchase Price”), which Deferred Purchase Price shall be payable on the earlier of the date the Transferee has funds available therefor pursuant to Section 2.2(d) below and the immediately following Settlement Date.  In addition, the Transferor (or the Seller Agent on its behalf) shall track all such Deferred Purchase Price amounts and shall at no time permit the amount for any single Seller under the U.S. RPA to exceed 10% of the Unpaid Balance of Acquired Receivables that qualify as Eligible Receivables of such Seller as set forth in the most-recent Portfolio Report.  If at any time such 10% limitation would be exceeded, the

Transferee shall immediately request a Subordinated Loan under the Subordinated Loan Agreement and pay the Transferor or Seller Agent on its behalf such excess.

(c)                                  All amounts payable by the Transferee in respect of the Purchase Price of Receivables and Receivables Property shall be paid by the Transferee to an account designated by the Transferor Agent on behalf of the Transferor (which direction may consist of standing instructions provided by the Transferor or the Transferor Agent on behalf of the Transferor to the Transferee that shall remain in effect until changed by the Transferor or the Transferor Agent in writing.  The Transferor hereby appoints the Transferor Agent as its agent for purposes of receiving such payments and taking any actions hereunder on its behalf and hereby authorizes the Transferee to make payments due to the Transferor directly to, or as directed by, the Transferor Agent.  The Transferor Agent hereby accepts and agrees to such appointment.  Any such payment by the Transferee to or at the direction of the Transferor Agent shall constitute a full and complete discharge of the Transferee’s liability for the amounts so paid, whether or not the proceeds of such payment are properly distributed by the Transferor Agent to the Transferor.

(d)                                 The Purchase Price for any Acquired Receivables and Receivables Property related thereto purchased hereunder shall be discharged by the Transferee on the applicable Purchase Date (including the Initial Purchase Date), subject to Section 2.3(c), as follows:

(i)                                     any Advanced Purchase Price made by the Transferee to the Transferor during the then applicable Calculation Period which has not previously been applied to the Purchase Price for an Acquired Receivable shall be applied to the Purchase Price for such Acquired Receivables;

(ii)                                to the extent available for such purpose, in cash from Collections received by the Transferee for reinvestment in Acquired Receivables in accordance with the Transaction Documents;

(iii)                             to the extent available for such purpose in accordance with the Receivables Transfer Agreement, in cash from proceeds received thereunder; and

(iv)                              to the extent sufficient cash is not available under the Receivables Transfer Agreement, in cash through a drawing under the Subordinated Loan Agreement.

(e)                                  Prior to the date on which the Master Servicer must prepare and deliver any Portfolio Report or Outstanding Receivables Report or assist in the preparation of, or take such action as required with respect to, any Portfolio Report or Outstanding Receivables Report pursuant to the Servicing Agreement and the Receivables Transfer Agreement, the Transferor and the Transferee will make available to the Master Servicer all information necessary for the preparation of such Portfolio Report or Outstanding Receivables Report, including (i) with respect to any Portfolio Report, (x) information regarding all Purchases hereunder and Deemed Collections occurring during the period to be covered in such report, and (y) the aggregate original Unpaid Balance of the Receivables transferred by the Transferor during such period and the aggregate Purchase Price for such Receivables sold by the Transferor and (ii) with respect to any Outstanding Receivables Report, (x) the name of each Obligor of the Portfolio Receivables then outstanding and (y) the Unpaid Balance of the Portfolio Receivables of such Obligor.

2.3           Deemed Collections

(a)                                  If on any day an Acquired Receivable or any part thereof becomes a Diluted Receivable, the Transferor shall be deemed to have received on such day a Collection of such Acquired Receivable in the amount of such Diluted Receivable or part thereof.

(b)                                 If on any day it is determined that any of the representations or warranties in Section 4.1 (Representations and Warranties of the Transferor) was untrue with respect to an Acquired Receivable on the date of transfer hereunder to the Transferee, the Transferor shall be deemed to have received on such day a Collection of such Acquired Receivable in an amount equal to the Unpaid Balance thereof.

(c)                                  Not later than the Settlement Date related to the Calculation Period in which such Collection is deemed to have been received pursuant to this Section 2.3 (and, if a Seller Event has occurred with respect to a Seller under the U.S. RPA or Portfolio Event has occurred and is continuing or the Termination Date has occurred, not later than the second (2nd) Local Business Day after a Responsible Officer of the Transferor is notified in writing or otherwise becomes aware that it has been deemed pursuant to this Section 2.3 to have received a Collection with respect to a Receivable the Transferor acquired from such Seller, as applicable) the Transferor shall deposit (or shall cause the applicable Seller under the U.S. RPA to deposit) in a U.S. Collection Account, in same day funds, the amount of such Deemed Collection.  Notwithstanding the foregoing, so long as no Seller Event (with respect to the applicable Seller) or Portfolio Event has occurred and is continuing and the Termination Date has not occurred, the Transferor may make payments for such Deemed Collections on a net basis against the Purchase Price payable to the Transferor by the Transferee in accordance with Section 2.2. (Payment for the Purchases).  Any such amount shall be applied as a Collection in accordance with Section 2.6 (Collections Prior to Facility Termination Date) or 2.7 (Collections After Facility Termination Date) of the Receivables Transfer Agreement, as applicable.

2.4           Payments and Computations, Etc.

(a)                                  All amounts to be paid or deposited by the Transferee hereunder shall be paid or deposited in accordance with the terms hereof by no later than the end of the day when due in same day funds to the account designated from time to time by the Transferor or Transferor Agent.  All amounts to be paid or deposited by the Transferor hereunder shall be paid or deposited in accordance with the terms hereof by no later than the end of the day when due in same day funds to the account designated from time to time by the Transferee or as otherwise directed by the Transferee.  All payments hereunder shall be made solely in U.S. Dollars unless otherwise specified herein.  The Transferor shall, to the extent permitted by Law, pay interest on any amount not paid or deposited by the Transferor when due hereunder (after, as well as before, judgment), at an interest rate equal to the Default Rate, payable on demand.  All computations of interest payable hereunder shall be made on the basis of a year of 365 (or 366, as applicable) days and the actual number of days (including the first but excluding the last day) elapsed and interest shall accrue from day to day and shall not be compounded.  In the event that any payment owed by any Person hereunder becomes due on a day which is not a Business Day or Local Business Day, as applicable, such payment shall be made on the next succeeding Business Day or Local Business Day, as applicable, and such extension of time shall be included in the computation of such payment.

(b)                                 Notwithstanding anything herein to the contrary, any payments or deposits to be made by the Transferee under this Agreement shall be made solely from funds available to the Transferee that are not otherwise required to be applied or set aside for the payment of any obligations of the Transferee under any Transaction Document and shall be non-recourse other than with respect to such available funds and, without limiting Section 9.6 (No Proceedings), if ever and until such time as the Transferee has sufficient funds to make such payment shall not constitute a claim against the Transferee.

2.5           Records

(a)                                  In connection with the conveyances of Receivables and Receivables Property hereunder, the Transferor, subject to applicable Law, hereby sells, assigns and otherwise transfers and conveys to the Transferee all of the Transferor’s right and title to and interest in all documents, purchase orders, invoices, agreements, books, records and other information relating to the Acquired Receivables and Receivables Property with respect thereto, the applicable Contracts and the related Obligors whether now existing or hereafter arising (collectively, the “Records”), without the need for any further documentation in connection therewith.

(b)                                 [Reserved]

(c)                                  The Transferor shall reasonably cooperate with and assist the Master Servicer in the performance of its responsibilities as Master Servicer under the Servicing Agreement and under the other Transaction Documents, including (to the extent permitted by applicable Law and subject to the restrictions contained in any license with respect thereto) providing access to and transferring to the Master Servicer all Records related to the Acquired Receivables and Receivables Property and allowing (to the extent permitted by applicable Law and subject to the restrictions contained in any license with respect thereto) the Master Servicer to use all licenses, hardware or software necessary or reasonably desirable to collect, service, obtain or store information regarding the Acquired Receivables.

(d)                                 With the exception of the notifications and other actions referred to in Section 6.2 (Certain Rights of the Transferee), the Transferor shall take such action requested from time to time hereafter by the Transferee and/or any of the Transferee’s assignees, that may be necessary to ensure that the Transferee and its assignees have an enforceable ownership interest in the Records relating to the Acquired Receivables and Receivables Property purchased from the Transferor hereunder.

2.6           Characterization; Grant of Security Interest

If, notwithstanding the intention of the parties expressed in Section 2.1(c), the conveyance by any Transferor to the Transferee of Acquired Receivables and Receivables Property hereunder shall be characterized as a secured loan and not a sale (any of the foregoing being a “Recharacterization”), this Agreement shall constitute a security agreement under applicable Law.  For this purpose, the Transferor hereby grants to the Transferee a security interest in all of the Transferor’s right, title and interest in, to and under all Acquired Receivables, Receivables Property related thereto and all proceeds with respect thereto, which security interest shall secure all obligations of the Transferor hereunder.  The Transferor and the Transferee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in, and not to constitute a sale of, the Acquired Receivables and Receivables Property, such security interest would be deemed to be a perfected security interest in favor of the Transferee under the UCC or other applicable Law and shall be maintained as such throughout the term of this Agreement.  In the event of such Recharacterization, after any Seller Termination Event, the Transferee and its assignees shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies against the Transferor provided to a secured creditor after default under the UCC and other applicable Law, which rights and remedies shall be cumulative. In the case of any Recharacterization, each of the Transferor and the Transferee represents and warrants as to itself that each remittance of Collections by the Transferor to the Transferee hereunder will have been (i) in payment of a debt incurred by the Transferor in the ordinary course of business or financial affairs of the Transferor and the Transferee and (ii) made in the ordinary course of business or financial affairs of the Transferor.

2.7           Repurchases

(a)                                  Except to the extent expressly set forth herein, the Transferor shall not have any right or obligation under this Agreement, by implication or otherwise, to repurchase from the Transferee any Acquired Receivables or any Receivables

Property with respect thereto or to rescind or otherwise retroactively affect any conveyances of any Acquired Receivable or any Receivables Property with respect thereto after it is conveyed to the Transferee hereunder.

(b)                                 Subject to Section 2.7(d) below, the Transferor shall have the right (but in any event shall not be obligated) to repurchase or otherwise reacquire any Acquired Receivable (and all Related Property with respect thereto) that has become a Defaulted Receivable or in respect of which the Transferor has paid a Deemed Collection equal to the Unpaid Balance thereof.

(c)                                  The repurchase price with respect to any Acquired Receivable to be repurchased or otherwise reacquired pursuant to Section 2.7(b) above shall be (i) if such Acquired Receivable is a Defaulted Receivable, an amount equal to the fair market value of such Acquired Receivable at the time of repurchase (provided that if any Facility Event or Portfolio Event has occurred and is continuing, the prior written consent of the Required Committed Purchasers shall be required for any sale of a Defaulted Receivable) and (ii) with respect to any other Acquired Receivable, an amount equal to the Unpaid Balance of such Acquired Receivable at the time of repurchase thereof less the amount of any Deemed Collection paid by the Transferor in respect of such Receivable (with respect to any Receivable, the “Repurchase Price”).

(d)                                 The repurchase of any Acquired Receivable pursuant to Section 2.7(b) above is subject to the conditions precedent that:

(i)                                     the Transferor (or the applicable Seller under the U.S. RPA) shall have provided to the Administrative Agent written notice of its election to repurchase such Acquired Receivable on or prior to the day on which such Acquired Receivable is to be repurchased (with respect to any repurchase, the “Repurchase Date”);

(ii)                                the Transferor shall have (simultaneously with delivery of the notice pursuant to Section 2.7(d)(i)), delivered a duly completed (other than with respect to the execution thereof by the Transferee) Assignment of Repurchased Receivables to the Transferee;

(iii)                             on the Repurchase Date for such Acquired Receivable the Transferor shall have deposited an amount equal to the Repurchase Price payable in respect of such Acquired Receivable into a U.S. Collection Account; and

(iv)                              the aggregate Unpaid Balance of all Defaulted Receivables reacquired by the Transferor pursuant to Section 2.7(b) shall not exceed 5% of the aggregate Unpaid Balance of all Acquired Receivables transferred by the Transferor to the Transferee hereunder.

(e)                                  Subject to Section 2.7(d) above and the payment of the Repurchase Price for the applicable Acquired Receivable pursuant to, and in accordance with, such

Section 2.7(d), the Transferee shall execute and deliver to the Transferor or the Transferor Agent the Assignment of Repurchased Receivables delivered to the Transferee pursuant to Section 2.7(d)(ii) above.  The Transferor or the Transferor Agent shall promptly (and, in any event within five (5) Local Business Days after receipt thereof) deliver a copy of any such Assignment of Repurchased Receivables to the Administrative Agent.

(f)                                    Upon the delivery of an Assignment of Repurchased Receivables to the Transferor or the Transferor Agent pursuant to, and in accordance with, Section 2.7(e), all of the Transferee’s right, title and interest in, to and under each and every Acquired Receivable and any Receivables Property related thereto included in such Assignment of Repurchased Receivables shall be immediately and automatically sold, assigned, transferred and conveyed to the Transferor without any further action by the Transferee or any other Person.

(g)                                 The Transferor hereby agrees that it shall indicate clearly and unambiguously in its computer files that such Acquired Receivable and any Receivables Property related thereto has been repurchased and shall at all times maintain the capability to identify each Repurchased Receivable and any Collections related thereto.

(h)                                 Notwithstanding anything herein to the contrary, each retransfer of Acquired Receivables and any Receivables Property related thereto by the Transferee pursuant to this Section 2.7 shall be without recourse to, or representation or warranty by, the Transferee other than a representation by the Transferee that it has not disposed of any interest in the Acquired Receivables and any Receivables Property related thereto or created any Adverse Claim over them (other than an Adverse Claim created under the Security Documents or the other Transaction Documents).

2.8           Certain Allocations

The Transferor and the Transferee hereby agree that, unless otherwise required by contract or applicable Law or clearly indicated by facts or circumstances or unless an Obligor designates that a payment be applied to a specific Receivable, all Collections from an Obligor shall be applied in the order of maturity of the Receivables of such Obligor starting with the Receivables of such Obligor having the earliest maturity date (whether or not such Receivables are Acquired Receivables).

2.9           No Recourse

Except as specifically provided in this Agreement (including, without limitation, Sections 2.3 (Deemed Collections) and 8.1 (Indemnities by the Transferor)), the purchase and sale of Acquired Receivables and Receivables Property hereunder shall be without recourse to the Transferor.

3.             CONDITIONS TO PURCHASES

3.1           Conditions Precedent to Initial Purchase from the Transferor

The Transferee’s obligation to pay the Purchase Price for the initial Purchase of Receivables from the Transferor hereunder is subject to the conditions precedent that the Transferee shall have received on or before the date of such Purchase all of the instruments, documents, agreements, certificates and opinions specified in Schedule 4 (Condition Precedent Documents) to the Receivables Transfer Agreement, each (unless otherwise indicated in Schedule 4 (Conditions Precedent Documents) of the Receivables Transfer Agreement) dated such date, in form and substance reasonably satisfactory to the Transferee and the Administrative Agent.

3.2           Condition Precedent to The Transferor’s Obligations

The Transferor shall not sell Receivables and any Receivables Property related thereto to the Transferee on any date (including on the Initial Purchase Date) that a voluntary or involuntary bankruptcy, insolvency, reorganization or other similar case or proceeding is pending against the Transferor or the Transferee under any applicable Insolvency Law.

4.             REPRESENTATIONS AND WARRANTIES

4.1           Representations and Warranties of the Transferor

The Transferor represents and warrants, with respect to itself and any Acquired Receivable sold by the Transferor, that on the Closing Date, the date of each Purchase hereunder and on each Reporting Date:

(a)                                  the Transferor (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to be so qualified would not have a Material Adverse Effect and (iii) has all corporate or other organizational power and authority required to perform its obligations under the Transaction Documents to which it is a party and to carry on its business in each jurisdiction in which its business is now conducted, unless the failure to have such power and authority would not have a Material Adverse Effect;

(b)                                 the execution, delivery and performance by the Transferor of this Agreement and any other Transaction Document to which it is a party, including the Transferor’s sales of Receivables and Receivables Property related thereto hereunder and the Transferor’s use of the proceeds thereof (i) are within the Transferor’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) are in the Transferor’s interest and the Transferor will receive the corporate benefit as a result of the transactions contemplated by this Agreement and the other Transaction Documents and the Purchase Price paid for the Receivables and Receivables Property sold by it hereunder constitutes fair market value, (iv) do not contravene or constitute a default under (A) the Transferor’s Organizational

Documents, (B) any applicable Law, (C) any contractual restriction binding on or affecting the Transferor or its property or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Transferor or its property, except in each case where any such contravention or default would not have a Material Adverse Effect and (v) do not result in or require the creation or imposition of any Adverse Claim (other than Permitted Adverse Claims) upon or with respect to any Acquired Receivable, Receivables Property related thereto or any U.S. Collection Account.  This Agreement and each other Transaction Document to which the Transferor is a party has been duly executed and delivered by the Transferor;

(c)                                  no authorization, approval, license, consent, qualification or other action by, and no notice to or filing or registration with, any Official Body or official thereof or any third party is required for the due execution, delivery and performance by the Transferor of this Agreement or any other Transaction Document to which it is a party or any other document to be delivered by it hereunder or thereunder, except for the filing or registration of UCC financing statements and other actions taken or referred to in Schedule 4 (Conditions Precedent Documents) to the Receivables Transfer Agreement, all of which have been (or on or before the Initial Purchase Date will have been) duly made or taken, as the case may be, and are in full force and effect, except where the failure to have obtained any such authorization or approval or taken any such action or made any such filing, notice or registration would not have a Material Adverse Effect;

(d)                                 this Agreement and each of the other Transaction Documents to which the Transferor is a party constitutes the legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, subject to any limitation on the enforceability thereof against the Transferor arising from the application of any applicable Insolvency Law or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law);

(e)                                  there are no actions, suits, investigations, litigation or proceedings at law or in equity or by or before any Official Body or in arbitration now pending against or affecting the Transferor or its Subsidiaries or any of its or their business, revenues or other property (i) which question the validity of this Agreement or any other Transaction Document to which it is a party or any of the transactions contemplated hereby or thereby (excluding any litigation or proceeding against any Obligor) or (ii) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  The Transferor is not in default or violation of any order, judgment or decree of any Official Body or arbitrator which could reasonably be expected to have a Material Adverse Effect;

(f)                                    [Reserved];

(g)                                 no proceeds of any Purchase will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, “margin stock” within the meaning of Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time;

(h)                                 no transaction contemplated hereby or by any Transaction Document requires compliance with any bulk sales act or similar law to which the Transferor is subject;

(i)                                     immediately prior to each sale of the Transferor’s right, title and interest to, in and under any Receivables to the Transferee, the Transferor was the owner of such Receivables and all Receivables Property with respect thereto, free and clear of any Adverse Claim (other than Permitted Adverse Claims).  Upon each Purchase of the Transferor’s right, title and interest to, in and under any Acquired Receivables, the Transferee shall have acquired a valid first priority ownership interest ranking ahead of any other ownership interest, security interest and other interest of any creditor of the Transferor in each of such Acquired Receivables and in the Receivables Property with respect thereto and the proceeds of the foregoing, in each case free and clear of any Adverse Claim (other than Permitted Adverse Claims).  No effective financing statement or other instrument similar in effect is filed in any recording office listing the Transferor as debtor, covering any such Acquired Receivable, related Receivables Property, U.S. Collection Account or any interest therein or proceeds thereof, other than in respect of a Permitted Adverse Claim;

(j)                                     (i) each Portfolio Report and Outstanding Receivables Report (in each case, as it relates to Receivables acquired by the Transferor) is complete and accurate in all material respects as of its date, (ii) all other information, data, exhibits, documents, books, records and reports (“Information”) furnished by or on behalf of the Transferor in connection with this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby is complete and accurate in all material respects as of its date and no such Information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading; provided, that, with respect to projected financial information provided by or on behalf of the Transferor, the Transferor represents only that such information was prepared in good faith by management of the Transferor on the basis of assumptions believed by such management to be reasonable as of the time made, and (iii) all financial statements which have been furnished by or on behalf of the Transferor (A) have been prepared in accordance with GAAP consistently applied (except as approved by the external auditors and as disclosed therein, if any) and (B) fairly present, in all material aspects, the financial condition of the Transferor and, if applicable, its consolidated Subsidiaries as of the dates set forth therein and the results of any operations of the Transferor and, if applicable, its consolidated Subsidiaries for the periods ended on such dates;

(k)                                  the Transferor has (i) timely filed or caused to be filed all material Tax returns required to be filed and (ii) paid or made adequate provision for the payment of all Taxes, assessments and other governmental charges due and payable by it, except (A) any such Taxes, assessments or other governmental charges that are being contested in good faith by appropriate proceedings and for which the Transferor has set aside in its books adequate reserves in accordance with GAAP as reasonably determined by the Transferor, or (B) to the extent that such failure to do so would not reasonably be expected to result in a Material Adverse Effect;

(l)                                     the Transferor is located in the jurisdiction specified for the Transferor on Schedule 1 (Transferor Information) for the purposes of Section 9-307 of the UCC as in effect in the State of New York;

(m)                               (i) the names and addresses of all the U.S. Collection Account Banks, together with the account numbers of such U.S. Collection Accounts, as applicable, maintained at such U.S. Collection Account Banks which receive collections related to the Acquired Receivables sold by the Transferor, are as specified in Schedule 5 (Facility Accounts and Account Banks) to the Receivables Transfer Agreement (as the same may be updated from time to time pursuant to Section 5.7 (Changes in U.S. Collection Accounts)).  Each U.S. Collection Account is subject to a valid and enforceable U.S. Account Security Agreement and the Administrative Agent (or its designee), on behalf of the Secured Parties, has a valid and perfected security interest or pledge over each U.S. Collection Account, free and clear of Adverse Claims (other than Permitted Adverse Claims).  Obligors have been directed to make all payments to the U.S. Collection Accounts.  Only Collections and other amounts payable in respect of Acquired Receivables are deposited into the U.S. Collection Accounts.  Each of the U.S. Account Banks is an Eligible Account Bank;

(n)                                 (i) since its formation, the Transferor has not used any corporate name, tradename or doing-business-as name other than the name in which it has executed this Agreement and the other names listed on Schedule 1 (Transferor Information); (ii) the Transferor’s Federal Employer Identification Number is as set forth on Schedule 1; (iii) the Transferor’s principal place of business and chief executive office for the last five (5) years and its jurisdiction of organization are listed on Schedule 1; (iv) the exact legal name of each entity to which the Transferor is the successor by merger or other operation of law (each a “Predecessor Entity”) during the preceding five (5) years is listed on Schedule 1; and (v) for each Predecessor Entity, the principal place of business and chief executive office for each for the last five (5) years and the jurisdiction of organization of each are listed on Schedule 1;

(o)                                 the Transferor is not an “investment company” as defined in, or is exempt from the registration requirements of, the Investment Company Act of 1940, as amended;

(p)                                 the Transferor is, individually and together with its Subsidiaries, Solvent;

(q)                                 each Acquired Receivable was an Eligible Receivable as of the applicable Purchase Date for such Acquired Receivable;

(r)                                    the Purchase Price paid for the Acquired Receivables and related Receivables Property purchased hereunder constitutes reasonably equivalent value and fair market value.  No Purchase hereunder has been made for or on account of an antecedent debt owed by the Transferor to the Transferee and no such sale is voidable or subject to avoidance under any Section of any Insolvency Law.  The sale of Receivables by the Transferor to the Transferee pursuant to this Agreement, and all other transactions between the Transferor and the Transferee, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of the Transferor or any of its Affiliates;

(s)                                  the Transferor is in compliance with the applicable provisions of ERISA and the provisions of the IRC relating to its Plans, except for such noncompliance that would not have a Material Adverse Effect.  During the twelve-consecutive-month period prior to the Closing Date, the date of each Purchase or other conveyance hereunder and each Reporting Date, no steps have been taken to terminate any Plan (other than any termination not reasonably likely to have a Material Adverse Effect), and no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under section 302(f) of ERISA.  No condition exists or event or transaction has occurred with respect to any Plan which is reasonably likely to result in the Transferor or any ERISA Affiliate incurring any material liability, fine or penalty that could reasonably likely have a Material Adverse Effect;

(t)                                    the Transferor’s obligations under this Agreement and the other Transaction Documents to which it is a party rank at least pari passu with all of its unsecured unsubordinated Indebtedness (other than any such Indebtedness that is preferred by mandatory provisions of law);

(u)                                 the Transferor has the capability to identify each Receivable sold hereunder or included in the Portfolio Reports;

(v)                                 the Transferor is not required to account to any Official Body for any value added or other substantially similar Tax in respect of the assignment by it of any Receivable or any Receivables Property related thereto and no withholding or other Tax is deductible or payable on any payment made by an Obligor with respect to any Receivable or any Receivables Property related thereto; and

(w)                               to the extent applicable, with respect to the transactions contemplated hereunder, the Transferor is in compliance with all Laws promulgated by the U.S. Treasury Department Office of Foreign Assets Control pursuant to the International Emergency Economic Powers Act, 50 U.S.C.  §§1701 et. seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et. seq., the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “PATRIOT Act”)

and any executive order promulgated thereunder (including, without limitation, having in full force and effect any required licenses thereunder)

4.2           Representations and Warranties of the Transferee

The Transferee represents and warrants as follows on the Closing Date, each Purchase Date and each Repurchase Date by reference to the facts and circumstances existing on the Closing Date, the Purchase Date and the Repurchase Date:

(a)                                  It (i) is a private limited liability company duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business in every other jurisdiction where the nature of its business requires it to be so qualified, unless the failure to be so qualified would not have a Material Adverse Effect, and (iii) has all corporate or other organizational power and authority required to perform its obligations under the Transaction Documents to which it is a party and to carry on its business in each jurisdiction in which its business is now conducted unless the failure to have such power and authority would not have a Material Adverse Effect;

(b)                                 the execution, delivery and performance by the Transferee of this Agreement and each other Transaction Document to which it is a party, including the Transferee’s purchase of Acquired Receivables and Receivables Property hereunder, (i) are within the Transferee’s corporate powers, (ii) have been duly authorized by all necessary corporate action and (iii) do not contravene or constitute a default under (A) the Transferee’s Organizational Documents, (B) any Law applicable to the Transferee, (C) any contractual restriction binding on or affecting the Transferee or its property or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Transferee or its property, except in each case where any such contravention or default would not have a Material Adverse Effect and (iv) do not result in or require the creation or imposition of any Adverse Claim (other than Permitted Adverse Claims) upon or with respect to any Acquired Receivable, Receivables Property or any U.S. Collection Account.  Each of the Transaction Documents to which the Transferee is a party has been duly executed and delivered by the Transferee;

(c)                                  no authorization, approval, license, consent, qualification or other action by, and no notice to or filing or registration with, any Official Body or official thereof or any third party is required for the due execution, delivery and performance by the Transferee of this Agreement or any other Transaction Documents to which it is a party or any other document to be delivered by it hereunder or thereunder, except for the filing of UCC financing statements and other actions taken or referred to in Schedule 4 (Conditions Precedent Documents) to the Receivables Transfer Agreement all of which have been (or on or before the Initial Purchase Date will have been) duly made or taken, as the case may be, and are in full force and effect and except where the failure to have obtained any such authorization or approval or taken any such action or made any such filing or notice would not have a Material Adverse Effect; and

(d)                                 this Agreement and each other Transaction Document to which the Transferee is a party constitutes the legal, valid and binding obligation of the Transferee enforceable against the Transferee in accordance with its terms, subject to any limitation on the enforceability thereof against the Transferee arising from the application of any applicable Insolvency Law or by general principles of equity (regardless of whether enforcement is in a proceeding in equity or law).

4.3           Perfection Representations, Warranties and Covenants

The Transferor makes the perfection representations, warranties and covenants set forth on Schedule 2 (Perfection Representations, Warranties and Covenants) hereto, with respect to itself and any Acquired Receivable sold by the Transferor, on the date of each Purchase by the Transferee from the Transferor hereunder and on each Reporting Date.

5.             COVENANTS OF THE TRANSFEROR

Until the Seller Payout Date (as defined in the U.S. RPA) for each Seller has occurred, the Transferor covenants and agrees as set out in this Section 5.

5.1           Compliance with Laws, Etc.

The Transferor will comply in all respects with all applicable Laws and preserve and maintain its corporate or other organizational existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such Laws or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

5.2           Records and Procedures

The Transferor will keep its records concerning the Acquired Receivables and Receivables Property related thereto at (a) the address of the Transferor applicable for the purposes of Schedule 2 (Address and Notice Information) to the Receivables Transfer Agreement on the Closing Date or (b) upon fifteen (15) days’ prior written notice to the Transferee and the Administrative Agent, at any other locations in jurisdictions where all actions reasonably requested by the Transferee and the Administrative Agent to protect and perfect the Transferee’s (and its assignees’) interest in the Acquired Receivables and Receivables Property have been taken and completed.  The Transferor also will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Acquired Receivables, the Receivables Property related thereto and related Contracts in the event of the loss or destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Acquired Receivables and Receivables Property (including records adequate to permit the daily identification of each Acquired Receivable and all Collections thereof and adjustments thereto).

5.3           [Reserved].

5.4           Sales, Liens, Etc.

The Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (except for Permitted Adverse Claims) upon or with respect to, any Acquired Receivable or Receivables Property or any U.S. Collection Account, or any of its rights, title and interest in, to and under any of them (including any right to receive income in respect thereof) except pursuant to, or in accordance with, the Transaction Documents.

5.5           Extension or Amendment of Receivables and Contracts

Except as provided in Section 2.2(c) (Duties of the Master Servicer) of the Servicing Agreement, the Transferor will not (a) extend, amend or otherwise modify the terms and conditions of any Acquired Receivable or Receivables Property, or (b) amend, modify or waive any term or condition of any Contract related thereto except (i) in accordance with the applicable Credit and Collection Policies, (ii) as required by Law or (iii) otherwise in a manner that would not have a Material Adverse Effect or materially adversely affect the interests or remedies of the Transferee (or its assignees).

5.6           [Reserved]

5.7           Change in U.S. Collection Accounts

The Transferor will not add or terminate any U.S. Collection Account from those listed in Schedule 5 (Facility Accounts and Account Banks) to the Receivables Transfer Agreement, unless (i) the Transferee and the Administrative Agent shall have received at least fifteen (15) days’ prior written notice of such addition or termination (including an updated Schedule 5 (Facility Accounts and Account Banks) to the Receivables Transfer Agreement) and a fully executed U.S. Account Security Agreement with respect to each new U.S. Collection Account to which such Obligors have been instructed to make such payments has been delivered to the Transferee and the Administrative Agent and (ii) the Purchaser Agents have provided their prior written consent (such consent not to be unreasonably withheld).

5.8           U.S. Account Security Agreements

The Transferor will cause all U.S. Collection Accounts which receive Collections related to the Acquired Receivables sold by the Transferor to be subject at all times to a U.S. Account Security Agreement duly executed by the Transferor.

5.9           [Reserved.]

5.10         [Reserved.]

5.11         Amendments

The Transferor will not make any amendment or other modification to any Transaction Document to which it is a party except in accordance with the amendment provisions thereof.

5.12         Deposits to U.S. Collection Accounts

(a)                                  The Transferor will instruct all Obligors to remit all payments in respect of the Acquired Receivables to a U.S. Collection Account that is subject to a valid and enforceable U.S. Account Security Agreement; provided that nothing in this Section 5.12(a) shall limit the obligations or liability of the Transferor pursuant to Section 5.12(b) through (e) or Section 8.1 (Indemnities by the Transferor).

(b)                                 If the Transferor shall receive any Collections or other amount payable in respect of an Acquired Receivable directly, the Transferor shall promptly (and in any event within two (2) Local Business Days) deposit such Collections or other amount into a U.S. Collection Account.

(c)                                  The Transferor will not permit moneys other than Collections and other amounts payable in respect of Acquired Receivables to be deposited into any U.S. Collection Account.

(d)                                 The Transferor will not permit funds on deposit from time to time in any U.S. Collection Account to be withdrawn, transferred or otherwise applied except in accordance with the Receivables Transfer Agreement and the other Transaction Documents.

(f)                                    The Transferor shall, as soon as practicable following receipt and identification thereof, and in any event within two (2) Local Business Days after receipt and identification thereof, turn over or cause to be turned over to the applicable Person as may be entitled thereto any cash collections or other cash proceeds received in any U.S. Collection Account and not constituting Collections of Acquired Receivables, Related Security with respect thereto or any other Collateral.

5.13         Inspections; Annual Agreed Upon Procedures

Until the Seller Payout Date (as defined in the U.S. RPA) for each Seller has occurred:

(a)                                  the Transferor shall, at its expense (subject to the proviso in this Section 5.13(a)) from time to time during regular business hours and upon receipt of reasonable advance notice as requested by the Transferee or its assigns (including, without limitation, any Agent), permit the Transferee and its assigns (including, without limitation, any Agent), or their respective agents or representatives (including independent accountants, which may not be the Transferee’s or the Transferor’s external auditors) (i) to conduct audits of the Acquired Receivables and Receivables Property and the related books and records, including the Contracts, and collections systems of the Transferor, (ii) to examine and make copies of and abstracts from all documents, purchase orders, invoices, agreements, books, records and other information (including computer programs, tapes, discs, punch cards, data processing software, storage media and related property and rights) relating to the Acquired Receivables and Receivables Property, including related Contracts and (iii) to visit the offices and properties of the Transferor for the purpose of examining such materials described in Sections 5.13(a)(i) and (ii) herein, and to discuss matters relating to the Acquired Receivables and Receivables Property or the Transferor’s performance hereunder and under the other Transaction Documents to which it is a party or under the Contracts with any of the officers or employees of the Transferor having knowledge of such matters; provided that, unless a Portfolio Event has occurred and is continuing or the Seller Termination Event has occurred with respect to a Seller under the U.S. RPA, only one such examination and visit in any calendar year by the Agents or the Purchasers shall be at the expense of the Transferor; and

(b)                                 the Transferor shall assist the Master Servicer in preparing the Accountants’ Letter under and as defined in Section 5.2(b) (Inspections; Annual Agreed Upon Procedures Audit) of the Receivables Transfer Agreement and take any other action in connection therewith as the Master Servicer, the Transferee or the Administrative Agent shall reasonably request.

5.14         Further Assurances; Change in Name or Jurisdiction of Organization, Etc.

(a)                                  The Transferor agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or desirable, or that have been reasonably requested by the Transferee or any of its assigns (including, without limitation, any Agent), to confirm, perfect, protect or more fully evidence the Transferee’s ownership of (or any of its or its assigns’ interest in) the Acquired Receivables and Receivables Property related thereto and security interest in the U.S. Collection Accounts, or to enable the Transferee or its assigns to exercise and enforce their respective rights and remedies under this Agreement and the other Transaction Documents.  Without limiting the foregoing, the Transferor will, at its expense, duly execute, file or serve in or on the appropriate filing office, Official Body or other Person, in each jurisdiction necessary, all registrations, notices, instruments and other documents that may be necessary or desirable, or that the Transferee or its assigns (including, without limitation, any Agent) may reasonably request, to confirm, perfect, protect or evidence the Transferee’s ownership of the Acquired Receivables and the related Receivables Property and security interest in the U.S. Collection Accounts and the Administrative Agent’s ownership (on behalf of the Purchasers) or security interest (on behalf of the Secured Parties) therein.  The Transferor authorizes the Transferee, the Administrative Agent or any of their respective assignees to file any registrations, notices of charge or other instruments similar in effect in any jurisdiction, and amendments thereto, relating to the Acquired Receivables, the Receivables Property and the U.S. Collection Accounts without the signature of the Transferor.  A photocopy or other reproduction of this Agreement shall be sufficient for such purpose where permitted by law.

(b)                                 The Transferor shall not, and will not take any action to, change its jurisdiction of organization (within the same country) unless the Transferee and the Administrative Agent shall have received at least fifteen (15) days’ advance written notice of such change and all action by the Transferor necessary or appropriate to confirm, perfect, protect or maintain the Transferee’s (and its assigns’) interest in the Acquired Receivables, Receivables Property and the U.S. Collection Accounts (including, without limitation, the filing of all financing statements and the taking of such other action as the Transferee and the Administrative Agent may reasonably request in connection with such change) shall have been duly taken.

(c)                                  The Transferor will not change its name, identity, corporate structure, location or tax identification number or make any other change which could render any financing statement or similar instrument filed in connection with any Transaction Document seriously misleading or otherwise ineffective under applicable Law, unless the Transferee and the Administrative Agent shall have received at least fifteen (15) days’ advance written notice (or twenty (20) Business Days’ advance notice in the case of a change in corporate structure) of such change prior to the effectiveness thereof and all action by the Transferor necessary or appropriate to confirm, perfect, protect or maintain the perfection of the Transferee’s (and its assigns’) interest in the Acquired Receivables, Receivables Property related thereto, and the U.S. Collection Accounts (including the filing of all financing statements and the taking of such other action as the Transferee and the Administrative Agent or any Purchaser Agent may request in connection with such change) shall have been duly taken.

5.15         Reporting Requirements

The Transferor will provide to the Transferee and the Administrative Agent the following:

(a)                                  Notice of Seller Events

as soon as possible and in any event within three (3) Local Business Days after a Responsible Officer of the Transferor obtains knowledge of the occurrence of any Seller Event, a statement of a Responsible Officer of the Transferor setting forth the details of such event;

(b)                                 ERISA

promptly after a Responsible Officer of the Transferor obtains knowledge thereof, notice of the institution of any steps by the Transferor or any other Person to terminate any Plan, or the failure to make a required contribution to a Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, or the taking of any action with respect to a Plan which is reasonably likely to result in the requirement that the Transferor or any ERISA Affiliate furnish a bond or other security to the Pension Benefit Guaranty Corporation or such Plan, or the occurrence of any event with respect to any Plan which is reasonably likely to result in the Transferor or any ERISA Affiliate incurring any material liability, fine or penalty;

(c)                                  [Reserved];

(d)                                 Litigation; Material Adverse Effect

promptly (and in any event within three (3) Local Business Days) after a Responsible Officer of the Transferor obtains knowledge thereof, notice of:

(i)                                     (A) the filing or commencement of, or any written threat or notice of intention (which threat or notice in the reasonable discretion of the Transferor has not been made on frivolous or otherwise wholly unjustifiable grounds) of any Person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity or by or before any Official Body or in arbitration against, or any investigation by any Official Body that may exist with respect to the Transferor, the Transaction Documents or the transactions contemplated thereby, in each case, which could reasonably be expected to have a Material Adverse Effect or (B) any material adverse development that has occurred with respect to any such previously disclosed litigation, investigation or proceeding; or

(ii)                                any other event or condition with respect to the Transferor that has had, or in the reasonable discretion of the Transferor would have, a Material Adverse Effect; and

(e)                                  Other Information

as soon as reasonably practical (and in any event no later than ten (10) Business Days) after a request by the Transferee or the Administrative Agent or any Purchaser Agent, such other information with respect to (i) the Acquired Receivables, the Receivables Property, the related Obligors (including any information needed for purposes of the notice to Obligors referred to in Section 6.2(b)) and the U.S. Collection Accounts as the Transferee or the Administrative Agent or any Purchaser Agent may from time to time reasonably request, or (ii) any Material Adverse Effect related to the Transferor as the Transferee or the Administrative Agent or any Purchaser Agent may from time to time reasonably request (which shall include an explanation of the reason for such request).

(f)                                    PATRIOT ACT

such information as is reasonably requested by any Purchaser in order to assist such Purchaser in maintaining compliance with the PATRIOT Act.

5.16         Mergers, Etc.

Except to the extent expressly permitted by the Transaction Documents, the Transferor shall not liquidate or dissolve or enter into any amalgamation, merger or consolidation with any Person, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of the property (whether now owned or hereafter acquired) of the Transferor and its consolidated Subsidiaries (taken as a whole) to, any Person (each, a “Restricted Transaction”), unless (a) the Transferor shall, subject to applicable Law, have given the Administrative Agent and each Purchaser Agent twenty (20) Business Days’ prior written notice of such Restricted Transaction, (b) if applicable, the surviving entity provides an acknowledgment or reaffirmation of its obligations hereunder and under the other Transaction Documents to which it (or the applicable non-surviving entity) was a party, together with such opinions of counsel as the Administrative Agent or any Purchaser Agent may reasonably request, in each case, in form and substance reasonably satisfactory to such Agent, (c) no Material Adverse Effect would occur as a result of such Restricted Transaction, (d) no Seller Event or Portfolio Event exists after giving effect to such Restricted Transaction, and (e) the surviving entity is the Transferor hereunder or a Subsidiary of Bunge Limited organized under the laws of a State in the United States of America.

5.17         Taxes

The Transferor will file all material Tax returns and reports required by Law to be filed by it and will within the time period required by applicable Law or regulation pay all Taxes and governmental charges at any time then due and payable by it (including, without limitation, all Taxes payable by the Transferor in connection with any Acquired Receivable and Receivables Property transferred by the Transferor to the Transferee hereunder), except to the extent such Taxes or governmental charges are being contested in good faith by appropriate proceedings and the Transferor has set aside in its books adequate reserves in accordance with GAAP as reasonably determined by the Transferor or the failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.18         [Reserved.]

5.19         Licenses, Etc.

The Transferor shall maintain in full force and effect all licenses, approvals, authorizations, consents, registrations and notifications which are at any time required in connection with the performance of its duties and obligations hereunder and under the other Transaction Documents to which it is a party, except to the extent the failure to do so would not have a Material Adverse Effect.

5.20         [Reserved.]

5.21         Change in Auditors or Accounting Policies

The Transferor shall promptly notify the Administrative Agent of (i) any change in its auditors or (ii) any material change in its accounting policies to the extent such change in accounting policies could reasonably be expected to have a Material Adverse Effect.

5.22         Power of Attorney

The Transferor will not voluntarily revoke or attempt to revoke any power of attorney granted by it in connection with the transactions contemplated by the Transaction Documents (unless such revocation results from mandatory application of applicable Law).

5.23         Negotiable Instruments

Unless delivered to the Transferee (who shall deliver to the Administrative Agent under the Receivables Transfer Agreement), the Transferor shall not take any action to cause any Acquired Receivable not evidenced by a negotiable instrument upon origination to become evidenced by a negotiable instrument, except in connection with the enforcement or collection of a Defaulted Receivable.

5.24         Separateness

The Transferor shall:

(a)                                  maintain corporate records and books of account separate from those of the Transferee;

(b)                                 ensure that the resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained as official records;

(c)                                  maintain an arm’s-length relationship with the Transferee and not hold itself out as being liable for any Indebtedness of the Transferee;

(d)                                 keep its assets and its liabilities wholly separate from those of the Transferee;

(e)                                  not mislead third parties by conducting or appearing to conduct business on behalf of the Transferee or expressly or impliedly representing or suggesting that the Transferor is liable or responsible for any Indebtedness of the Transferee or that the assets of the Transferor are available to pay the creditors of the Transferee;

(f)                                    not hold the Transferee out to third parties as other than an entity with assets and liabilities distinct from the Transferor or any Affiliate or Subsidiary thereof;

(g)                                 not hold itself out to be responsible for any decisions or actions relating to the Transferee;

(h)                                 take such other actions as are necessary on its part to ensure that all corporate procedures required by its Organizational Documents are duly and validly taken;

(i)                                     keep correct and complete records and books of account and corporate minutes;

(j)                                     not act in any manner that could foreseeably mislead others with respect to the Transferee’s separate identity;

(k)                                  at all times limit its transactions with the Transferee only to those expressly permitted hereunder or under any other Transaction Document;

(l)                                     not take any action that would cause the Transferee to cease to be in compliance with Section 5.1(j) (Separateness) of the Receivables Transfer Agreement; and

(m)                               take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken by it in order to (I) ensure that the assumptions and factual recitations set forth in the true sale opinion and non-consolidation opinion, each dated the date hereof, of Reed Smith LLP remain true and correct in all material respects with respect to it and the Transferee and (II) comply in all material respects with those procedures described in such provisions which are applicable to it.

5.25         Treatment as Sales.

The Transferor shall not account for or treat (whether in financial statements or otherwise) the transactions contemplated by this Agreement in any manner other than as a sale and absolute conveyance of the Acquired Receivables and Receivables Property by the Transferor to the Transferee.

6.             ADMINISTRATION AND COLLECTION

6.1           Designation of Master Servicer

Consistent with the Transferee’s ownership of the Acquired Receivables and Receivables Property related thereto, the Transferor acknowledges and agrees that the servicing, administration and collection of the Acquired Receivables and Receivables Property related thereto shall be the responsibility and right of the Transferee and its assigns.  The Transferee has advised the Transferor that (a) the Transferee has conveyed and will convey its right, title and interest in the Acquired Receivables and the Receivables Property related thereto to the Administrative Agent on behalf of the Purchasers and the Transferee has also granted and will grant a security interest therein to the Administrative Agent, for the benefit of the Secured Parties under and pursuant to the Receivables Transfer Agreement and (b) the servicing, administration and collection of the Acquired Receivables, and Receivables Property shall be conducted by the Person designated as the Master Servicer pursuant to the Servicing Agreement from time to time.  Pursuant to the Servicing Agreement (i) the Transferee has requested Bunge Finance B.V., and Bunge Finance B.V. has agreed that it will, act as the initial Master Servicer and (ii) Bunge Finance B.V. has appointed each Seller to act as its Sub-Servicer with respect to the Acquired Receivables originated by such Seller and the Receivables Property related thereto and each Seller has accepted such appointment.

6.2           Certain Rights of the Transferee

(a)                                  The Transferor and the Transferee hereby agree that the Administrative Agent may (and, if so directed by the Majority Committed Purchasers, shall) at any time following the occurrence and during the continuation of a Seller Event with respect to a Seller under the U.S. RPA or any Portfolio Event, assume exclusive control of the U.S. Collection Accounts related to such Seller, as applicable, or otherwise exercise its rights under the U.S. Account Security Agreements related to such Seller, as applicable, and, in each case, may take such actions to effect such assumption as it may determine to be necessary or appropriate (including delivering the notices attached to such U.S. Account Security Agreements).

(b)                                 At any time following the occurrence and during the continuation of a Specified Seller Termination Event with respect to a Seller under the U.S. RPA:

(i)                                     at the Transferee’s or (acting either on its own initiative or at the request of the Administrative Agent or the Majority Committed Purchasers) the Administrative Agent’s request and at the Transferor’s expense, the Transferor shall (and, if the Transferor shall fail to do so within two (2) Local Business Days, the Transferee or the Administrative Agent may) (A) notify each Obligor of Acquired Receivables acquired by the Transferor from such Seller of the sale, assignment, transfer and conveyance of the Acquired Receivables and Receivables Property with respect thereto pursuant hereto and of the Transferee’s or the Administrative Agent’s (for the benefit of the Purchasers) ownership of, and the Administrative Agent’s security interest in, the Acquired Receivables and Receivables Property with respect thereto, (B) direct such Obligors that payments under any such Acquired Receivable or any Receivables Property with respect thereto be made directly to the Transferee or the Administrative Agent or their designees, and (C) execute any power of attorney or other similar instrument and/or take any other action necessary or desirable to give effect to such notification and directions, including any action required (x) to convey or perfect the Transferee’s title or the Administrative Agent’s title or security interest in the Acquired Receivables and Receivables Property, or (y) to be taken so that the obligations or other indebtedness of such Obligors in respect of any Acquired Receivables and any Receivables Property with respect thereto may no longer be legally satisfied by payment to the Transferor or any of its Affiliates; and

(ii)                                at the Transferee’s or (acting either on its own initiative or at the request of the Majority Committed Purchasers) the Administrative Agent’s request and at the Transferor’s expense, the Transferor shall (A) assemble all of the Contracts, documents, instruments and other Records (including computer tapes and disks) that evidence or relate to the Acquired Receivables acquired by the Transferor from such Seller and any Receivables Property with respect thereto, or that are otherwise necessary or desirable to collect such Acquired Receivables and any Receivables Property with respect thereto, and shall make the same available to the Transferee and the Administrative Agent at a place selected by the Administrative Agent or its designee and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of such Acquired Receivables in a manner acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

(c)                                  The Transferor hereby authorizes the Transferee and the Administrative Agent, following the occurrence and during the continuation of a Specified Seller Termination Event with respect to a Seller under the U.S. RPA, to take any and all steps in the Transferor’s name and on behalf of the Transferor that are necessary or desirable, in the determination of the Transferee or the Administrative Agent (in its own discretion or at the direction of the Majority Committed Purchasers), to collect amounts due under the Acquired Receivables acquired by the Transferor from such Seller and any Receivables Property with respect thereto, including (i) endorsing in the Transferor’s name and in favor of or otherwise to the order of the Transferee checks and other instruments representing Collections, and (ii) enforcing such Acquired Receivables and any Receivables Property with respect thereto, including to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection therewith and to file any claims or take any action or institute any proceedings that the Transferee or the Administrative Agent or any Purchaser Agent (or any designee) may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of, or to perform any obligations or enforce any rights of the Transferor in respect of, the Acquired Receivables and any Receivables Property with respect thereto and the other Transaction Documents.

6.3           Rights and Remedies

(a)                                  If the Transferor fails to perform any of its obligations under this Agreement or any other Transaction Document to which it is a party and a Specified Seller Termination Event has occurred and is continuing with respect to any Seller under the U.S. RPA, the Transferee (or the Administrative Agent, as its designee) may (but shall not be required to) itself perform, or cause performance of, such obligation; and the costs and expenses of the Transferee (or the Administrative

Agent, as its designee) reasonably incurred in connection therewith shall be payable by the Transferor.

(b)                                 The Transferor shall cooperate with the Master Servicer in collecting amounts due from Obligors in respect of the Acquired Receivables and Receivables Property related thereto.

7.             TERMINATION

7.1           Termination

This Agreement shall terminate upon the occurrence of the Termination Date.

7.2           Effect of Termination Date

Following the occurrence of the Termination Date, the Transferor shall not sell, and the Transferee shall not purchase from the Transferor, any Receivables or Receivables Property.  No termination or rejection or failure to assume the executory obligations of this Agreement in any Event of Bankruptcy with respect to the Transferor or the Transferee (or its assignees) shall be deemed to impair or affect the obligations pertaining to any executed sales or other executed obligations or undertakings, including pre-termination breaches of representations and warranties by the Transferor or the Transferee.  Notwithstanding anything herein or any other Transaction Document to the contrary (a) the occurrence of the Termination Date shall not discharge any Person from any obligations incurred prior to the Termination Date, including any obligations to make any payments with respect to the interest of the Transferee in any Receivable or other Receivables Property sold, assigned and otherwise conveyed by the Transferor to the Transferee prior to the Termination Date, and (b) the rights and remedies with respect to any breach of any representation and warranty made by the Transferor pursuant to Section 4 (Representations and Warranties), and the provisions of Section 2.3 (Deemed Collections), Section 8 (Indemnification) and Section 9 (Miscellaneous) shall survive the occurrence of the Termination Date or any termination of this Agreement.

8.             INDEMNIFICATION

8.1           Indemnities by the Transferor

Without limiting any other rights that the Transferee and its respective officers, directors, agents, employees, assigns (including the Administrative Agent, each Purchaser and each Secured Party), controlling Persons or Affiliates of any of the foregoing (each, an “Indemnified Party”) may have hereunder, under any other Transaction Document or under applicable Law, the Transferor hereby agrees to indemnify and hold harmless each Indemnified Party from and against any and all damages, losses, claims, liabilities, deficiencies, costs, disbursements and expenses, including interest, penalties, amounts paid in settlement and reasonable lawyers’ fees and expenses (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any Indemnified Party (including in connection with or relating to any investigation, litigation or lawsuit (actual or threatened) or order, consent, decree, judgment, claim or other action of whatever sort (including the preparation of any defence with respect thereto)), in each case, to the extent arising out of or resulting from this Agreement or any other Transaction Document (including any and all amounts paid or payable by the Transferee pursuant to Sections 2.11 (Breakage Costs), 2.14 (Indemnity for Reserves and Expenses), 2.15 (Indemnity for Taxes), 10 (Indemnities by the Transferor), 11.4 (Costs and Expenses) and 11.15 (Judgement Currency) of the Receivables Transfer Agreement), or any transaction contemplated hereby or thereby, including, without limitation, Indemnified Amounts awarded against or incurred by any Indemnified Party in connection with, as a result or related to:

(i)                                     any investigation, litigation or lawsuit (actual or threatened) or order, consent decree, judgment, claim or other action of whatever sort (including the preparation of any defense with respect thereto), in each case, in any way arising out of, resulting from or related to the purchase or maintenance or financing, either directly or indirectly, by any Indemnified Party of the Acquired Receivables, the Receivables Property or interest therein, or the use of the proceeds thereof, or the enforcement, servicing, administration or collection of any Acquired Receivable, or any other transaction contemplated hereby or thereby;

(ii)                                the occurrence of any Seller Termination Event or Servicer Default;

(iii)                             the failure to vest in the Transferee absolute ownership of each Acquired Receivable acquired by the Transferor under the U.S. RPA and the Receivables Property related thereto, free of any Adverse Claims;

(iv)                              the failure to vest in the Administrative Agent a first priority perfected ownership or security interest prior to all other interests in all of the Acquired Receivables acquired by the Transferor under the U.S. RPA and the Receivables Property related thereto, free and clear of any Adverse Claim;

(v)                                 any dispute, claim, setoff or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Acquired Receivable (including a defense based on such Acquired Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise, goods or services related to such Acquired Receivable or the furnishing or failure to furnish such merchandise, goods or services or relating to collection activities with respect to such Acquired Receivable or from any breach or alleged breach of any provision of the Acquired Receivables or any Contracts related thereto restricting assignment of any Receivables; or

(vi)                              the commingling by the Transferor of Collections of Acquired Receivables at any time with any other funds, the payment of any Collections into an account other than a U.S. Collection Account, or any failure of a U.S. Collection Account Bank to remit any amounts held in the U.S. Accounts or any related lock-boxes pursuant to applicable instructions whether by reason of the exercise of setoff rights, insolvency or otherwise;

excluding, however (a) Indemnified Amounts to the extent that such Indemnified Amounts resulted from the gross negligence, fraud or wilful misconduct on the part of such Indemnified Party, as finally determined by a court of competent jurisdiction by a final non-appealable judgment, (b) recourse (except as otherwise specifically provided in this Agreement or any other Transaction Document) for Uncollectible Acquired Receivables and Receivables Property with respect thereto, (c) any Excluded Taxes, and (d) any Indemnified Amount to the extent the same has been fully and finally paid in cash to such Indemnified Party pursuant to any other provision of this Agreement or any other Transaction Document.

8.2           Taxes

(a)                                  Any and all payments and distributions made in respect of the Acquired Receivables and Receivables Property related thereto, and all payments and distributions made or deemed made by the Transferor to the Transferee, the Administrative Agent or any other Person, whether pursuant hereto or pursuant to any other Transaction Document, shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Transferor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.2) the recipient of such payment receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Transferor shall make such deductions, and (iii) the Transferor shall pay the full amount deducted to the relevant Official Body in accordance with applicable Law.

(b)                                 In addition, the Transferor shall pay any Other Taxes to the relevant Official Body in accordance with applicable Law.

(c)                                  The Transferor shall indemnify each Indemnified Party, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Indemnified Party on or with respect to the purchase of Receivables and Receivables Property under this Agreement and any payment by or on account of any obligation of the Transferor hereunder or where payment of any Indemnified Taxes or Other Taxes is otherwise made by an Indemnified Party pursuant to or in connection with this Agreement (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 8.2) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Official Body (other than those resulting from the Indemnified Party’s gross negligence, fraud or wilful misconduct).  A certificate (along with a copy of the applicable documents from the relevant Official Body) as to the amount of such payment or liability delivered to the Transferor by an Indemnified Party, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Purchaser, shall be conclusive absent manifest error.

(d)                                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Transferor to an Official Body, the Transferor shall deliver to the applicable Indemnified Party the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Indemnified Party.

(e)                                  (i)  Upon the reasonable request of the Transferor, any Indemnified Party that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Transferor is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, shall deliver to the Transferor (with a copy to the Administrative Agent) such properly completed and executed documentation prescribed by applicable Law (and, so far as is practicable, within the time or times required by applicable Law) as will permit such payments to be made without withholding or at a reduced rate.

(ii)  The Transferee shall deliver to the Transferor (with a copy to the Transferor Agent and the Administrative Agent) a properly completed and executed Internal Revenue Service (“IRS”) Form W-8BEN.  Such IRS form shall be delivered by the Transferee no later than the date on which this Agreement is entered into, and also upon the obsolescence or invalidity of any previously delivered IRS Form W-8BEN.

(f)                                    If an Indemnified Party determines, in its sole good-faith discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Transferor or with respect to which the Transferor has paid additional amounts pursuant to this Section 8.2, it shall pay over such refund to the Transferor (but only to the extent of indemnity payments made, or additional amounts paid, by the Transferor under this Section 8.2 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Indemnified Party and without interest (other than any interest paid by the relevant Official Body with respect to such refund net of any applicable Taxes payable in respect of such interest); provided that the Transferor, upon the request of such Indemnified Party, agrees to repay the amount paid over to the Transferor (plus any penalties, interest or other charges imposed by the relevant Official Body) to such Indemnified Party in the event such Indemnified Party is required to repay such refund to such Official Body.  This Section 8.2 shall not be construed to require any Indemnified Party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Transferor or any other Person.

(g)                                 Each Indemnified Party agrees that after it becomes aware of the occurrence of any event that would cause the Transferor to pay an additional amount pursuant to this Section 8.2 with respect to Taxes or Other Taxes such Indemnified Party will use reasonable efforts to notify the Transferor of such event and, to the extent not inconsistent with such Indemnified Party’s internal policies, will use its reasonable efforts to take such action, if as a result thereof the additional monies which would otherwise be required to be paid by reason of this Section 8.2 would be materially reduced or eliminated, and, if, as determined by such Indemnified Party, in its sole good-faith discretion, such action would not subject it to any unreimbursed cost or expense or otherwise be disadvantageous to such Indemnified Party.  The Transferor agrees to pay all reasonable costs and expenses incurred by any Indemnified Party in connection with any action taken by such Indemnified Party pursuant to, or in connection with, this Section 8.2(g).

(h)                                 Notwithstanding anything in this Section 8.2 to the contrary, the Transferor shall not be required to pay to any Indemnified Party any amount pursuant to this Section 8.2 to the extent such amount has been fully and finally paid in cash to such Indemnified Party pursuant to any other provision of this Agreement or any other Transaction Document.

9.             MISCELLANEOUS

9.1           Waiver, Amendments, Etc.

(a)                                  No failure or delay on the part of the Transferee or the Administrative Agent in exercising any power or other right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such power or other right or remedy preclude any further exercise thereof or the exercise of any other power or other right or remedy.  The rights and remedies herein provided shall be cumulative and non-exclusive of any rights and remedies provided by Law.

(b)                                 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Transferee, the Transferor and the Transferor Agent and consented to by the Administrative Agent (with the consent of the Required Committed Purchasers), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.2           Notices, Etc.

All communications and notices provided for hereunder shall be provided in the manner described in Schedule 2 (Address and Notice Information) to the Receivables Transfer Agreement.

9.3           Binding effect; Assignability

(a)                                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successor and assigns.  The Transferor may not assign or transfer its rights and obligations hereunder or any interest therein without the prior written consent of the Transferee, the Administrative Agent and each Purchaser Agent.

(b)                                 This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Seller Payout Date (as defined in the U.S. RPA) of each Seller under the U.S. RPA has occurred; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by the Transferor pursuant to Section 4 (Representations and Warranties), and the provisions of Section 2.3 (Deemed Collections), Section 8 (Indemnification) and Sections 9.4 to 9.7 shall be continuing and shall survive any termination of this Agreement.

9.4           Costs and Expenses

In addition to the rights of indemnification granted to the Indemnified Parties pursuant to Section 8 (Indemnification) hereof and the other obligations herein, the Transferor agrees to pay on written demand all reasonable costs and expenses properly incurred by any Indemnified Party in connection with the preparation, execution, delivery and administration of this Agreement and the other documents and agreements to be delivered hereunder or in connection herewith, including (i) subject to Section 5.2(a) (Inspections; Annual Agreed Upon Procedures Audit) of the Receivables Transfer Agreement, all reasonable fees and expenses associated with any audits and other due diligence conducted prior to or after the Closing Date and (ii) any amendments, waivers or consents under the Transaction Documents.  In addition, the Transferor agrees to pay on written demand all costs and expenses of the Indemnified Parties (including reasonable lawyers’ fees and expenses), incurred in connection with the enforcement of, or any dispute, work-out, litigation or preparation for litigation involving, this Agreement and the other documents to be delivered hereunder.

9.5           Judgment Currency

(a)                                  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)                                 The obligations of the Transferor in respect of any sum due to any party hereto (or their respective assigns) or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Transferor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss; and if the amount of the Agreement Currency so purchased is more than the sum originally due to the Applicable Creditor in the Agreement Currency, such Applicable Creditor agrees to return any such excess to the Transferor.

9.6           No Proceedings

Each of the parties hereto hereby agrees that:

(a)                                  it will not institute against, or join any other Person in instituting against, any Transaction SPV any proceeding of the type referred to in the definition of Event of Bankruptcy so long as there shall not have elapsed two years plus one day since the Final Payout Date;

(b)                                 it will not institute against any Conduit Purchaser any proceeding of the type referred to in the definition of Event of Bankruptcy so long as any Commercial Paper or other senior indebtedness issued by such Conduit Purchaser (or its related commercial paper issuer) shall be outstanding or there shall not have elapsed two years plus one day since the last day on which any such Commercial Paper or other senior indebtedness shall have been outstanding;

(c)                                  notwithstanding anything to the contrary contained herein or in any other Transaction Document, the obligations of each Conduit Purchaser under the Transaction Documents are solely the corporate obligations of such Conduit Purchaser and shall be payable only at such time as funds are actually received by, or are available to, such Conduit Purchaser in excess of funds necessary to pay in full all outstanding Commercial Paper issued by such Conduit Purchaser and, to the extent such excess funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Conduit Purchaser; and

(d)                                 notwithstanding anything contained herein or in any other Transaction Document to the contrary, the obligations of each Transaction SPV under the Transaction Documents are solely the corporate obligations of such Transaction SPV and shall be payable solely to the extent of funds which are received by such Transaction

SPV pursuant to the Transaction Documents and available for such payment in accordance with the terms of the Transaction Documents and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Transaction SPV.

9.7           Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

9.8           Third Party Beneficiary

(a)                                  Each of the parties hereto hereby acknowledges that the Transferee may assign or otherwise transfer all or any portion of its rights under and pursuant to this Agreement and the U.S. Account Security Agreements to the Administrative Agent on behalf of the Purchasers and Secured Parties.  In addition, each of the parties hereto hereby acknowledges that such assigns may further assign, or grant security interests in, their rights under this Agreement, and the Transferor hereby consents to any such assignment or grant.  All such assigns and secured parties shall be third party beneficiaries of, and shall be entitled to enforce the Transferee’s rights and remedies under, this Agreement to the same extent as if they were parties hereto.

(b)                                 Without limiting the generality of the foregoing, the Transferor hereby acknowledges that the Transferee has sold, transferred and otherwise assigned and will sell, transfer or otherwise assign to the Administrative Agent on behalf of the Purchasers all of its rights, title and interest in the Acquired Receivables and related Receivables Property and has granted and will grant a security interest in all of its powers and other rights and remedies under and pursuant to this Agreement and under each U.S. Account Security Agreement to the Administrative Agent for the benefit of the Secured Parties,  and that each Secured Party may further assign such powers and other rights and remedies to the extent permitted in the Receivables Transfer Agreement and other Transaction Documents.  The Transferor agrees that the Administrative Agent (for the benefit of the Purchasers and the Secured Parties under the Security Documents) shall, subject to the terms of the Receivables Transfer Agreement, have the right to enforce this Agreement and each U.S. Account Security Agreement and to exercise directly all of the Transferee’s rights and remedies under this Agreement and each U.S. Account Security Agreement (including the right to give or withhold any consents or approvals of the Transferee to be given or withheld hereunder) and the Transferor agrees to cooperate fully with the Administrative Agent in the exercise of such rights and remedies, provided that each of the Secured Parties shall only enforce or otherwise take action under this Agreement by acting through the Administrative Agent.  The Transferor further agrees to give to the Administrative Agent copies of all notices and reports it is required to give to the Transferee hereunder.

(c)                                  Notwithstanding anything herein to the contrary, (i) no waiver, consent, request or other modification made or granted by the Transferee hereunder shall in any case be effective unless the same shall have been made or granted by, or approved in writing by, the Administrative Agent (which may make, grant or approve the Termination Date, and which shall, at the direction of the Required Committed Purchasers make, grant or approve the Termination Date), and (ii) no declaration of the Termination Date by the Transferor shall in any case be effective unless notice of such declaration shall have been received by the Administrative Agent.

9.9           Restriction on Payments; Waiver of Setoff

Except as otherwise expressly provided herein, the obligations of the Transferor to make the deposits and other payments contemplated by this Agreement is absolute and unconditional and all payments to be made by the Transferor under or in connection with this Agreement or the Servicing Agreement shall be made free and clear of, and the Transferor hereby irrevocably and unconditionally waives all rights of, any counterclaim, set-off, deduction or other analogous rights or defenses, which the Transferor may have against the Transferee, the Administrative Agent, the Purchasers, the Secured Parties or otherwise (including any obligation of the Transferee in respect of the payment of the Purchase Price for any Receivable sold hereunder), whether under this Agreement, the Transaction Documents, applicable Law, in equity or otherwise.

9.10         Entire Agreement; Severability; Execution in Counterparts

(a)                                  Subject to any terms implied by law, this Agreement and the other Transaction Documents together represent the entire agreement between the parties in relation to the subject matter of this Agreement and the other Transaction Documents and supersede any previous agreement between the parties in relation to the subject matter.

(b)                                 If, at any time, any provision of this Agreement or any transaction hereunder is or becomes, illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof or any remaining transaction hereunder, nor the legality, validity or enforceability of such remaining provision or transaction under the law of any jurisdiction, shall in any way be affected or impaired thereby.

(c)                                  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

9.11         Consent to Jurisdiction

(a)                                  Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District

Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement.  Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)                                 Each of the Transferor, the Transferor Agent and the Transferee consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified herein.  Nothing in this Section 9.11 shall affect the right of any party to serve legal process in any manner permitted by law.

9.12         [Reserved]

9.13         [Reserved]

9.14         Waiver of Jury Trial

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT

9.15         Responsible Officer Certificates; No Recourse

Any certificate executed and delivered by a Responsible Officer of the Transferor or the Transferee pursuant to the terms of the Transaction Documents shall be executed by such Responsible Officer not in an individual capacity but solely in his or her capacity as an officer of the Transferor or the Transferee, as applicable, and such Responsible Officer will not be subject to personal liability as to the matters contained in any such certificate.  A director, officer, employee or shareholder, as such, of any Transferor or the Transferee shall not have liability for any obligation of any Transferor or the Transferee hereunder or under any Transaction Document for any claim based on, in respect of, or by reason of, any Transaction Document, unless such claim results from the gross negligence, fraudulent acts or wilful misconduct of such director, officer, employee or shareholder.

[signatures appear on the following pages]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BUNGE NORTH AMERICA CAPITAL, INC.,
as the Transferor

By:	/s/ John P. Gilsinn
Name:	John P. Gilsinn
Title:	Treasurer

Address:

[U.S. Intermediate Transfer Agreement]

BUNGE SECURITIZATION B.V., as Transferee,

By:	/s/ Frans M.J. van Rijn
Name:	Frans M.J. van Rijn
Title:	Director

By:	/s/ L.F.S. Bagchus
Name:	L.F.S. Bagchus
Title:	Proxy holder

Address:

[U.S. Intermediate Transfer Agreement]

BUNGE FINANCE B.V., as Transferor Agent

By:	/s/ S.A.H. Claassens
Name:	S.A.H. Claassens
Title:	Director

By:	/s/ Luc Dekkers
Name:	Luc Dekkers
Title:	Director

Address:
Weena 320
3012 NJ
Rotterdam
The Netherlands

[U.S. Intermediate Transfer Agreement]

SCHEDULE 1

Transferor Information

1.1                                 Transferor (exact legal name):  BUNGE NORTH AMERICA CAPITAL, INC.

Location for purposes of 9-307 of UCC:  Delaware

Jurisdiction of formation:  Delaware

Corporate name, tradename, and doing-business-as names:

Bunge North America Capital, Inc.

Tax ID Number:  30-0090140

Principal place of business and chief executive office for last five years:

725 N. Kinzie, Bradley, Illinois 60915

Predecessor Entities:  n/a

SCHEDULE 2

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in this Agreement, the Transferor hereby represents, warrants, and covenants as follows with respect to itself and the Acquired Receivables:

General

1.                                       This Agreement creates a valid and continuing ownership or security interest (as defined in UCC Section 9-102) in the Acquired Receivables and Receivables Property related thereto in favor of the Transferee (and the Administrative Agent as assignee thereof), which security interest is prior to all other Adverse Claims (except for Permitted Adverse Claims), and is enforceable as such as against creditors of and purchasers from the Transferor.

2.                                       The Acquired Receivables constitute “accounts” within the meaning of UCC Section 9-102.

3.                                       Each U.S. Collection Account constitutes a deposit account.

Creation

4.                                       Immediately prior to (or concurrent with) the transfer and assignment herein contemplated, the Transferor had good title to each Acquired Receivable, and was the sole owner thereof, free and clear of all Adverse Claims (except for Permitted Adverse Claims) and, upon the transfer thereof, the Transferee shall have good title to each such Receivable, and will (i) be the sole owner thereof, free and clear of all Adverse Claims (except for Permitted Adverse Claims), or (ii) have a first priority security interest in such Acquired Receivables, and the transfer or security interest will be perfected under the UCC.  The Transferor has not taken any action to convey any right to any Person that would result in such Person having a right to payments due under the Acquired Receivables.

Perfection

5.                                       The Transferor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect the sale of, or security interest in, the Acquired Receivables.

6.                                       With respect to the U.S. Collection Accounts, the Transferor has delivered to the Administrative Agent a fully executed agreement pursuant to which the related account bank has agreed to comply with all instructions originated by the Administrative Agent relating to each of the U.S. Collection Accounts without further consent by the Transferor.

Priority

7.                                       Other than the transfer of the Acquired Receivables to the Transferee under this Agreement, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Acquired Receivables and Receivables Property related thereto.  The Transferor has not authorized the filing of, or is aware of, any financing statements against the Transferor that include a description of collateral covering the Acquired Receivables and Receivables Property related thereto other than any financing statement relating to the transfers under this Agreement or that has been terminated.

8.                                       The Transferor has no knowledge of any judgment, ERISA or tax lien filings against it which would reasonably be expected to have a Material Adverse Effect.

9.                                       Notwithstanding any other provision of this Agreement, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect until such time as all obligations under this Agreement have been finally and fully paid and performed.

10.                                 The Transferee shall not, without obtaining a confirmation of the Administrative Agent, waive any of the Perfection Representations.

EXHIBIT A

FORM OF ASSIGNMENT OF REPURCHASED RECEIVABLES

This Assignment of Repurchased Receivables (this “Assignment”) is delivered pursuant to the U.S. Intermediate Transfer Agreement, dated as of May     , 2011 (the “Intermediate Transfer Agreement”), between Bunge North America Capital, Inc. (the “Transferor”), and Bunge Securitization B.V. (the “Transferee”).

The Transferee hereby sells and otherwise assigns, transfers and conveys to the Transferor and the Transferor hereby purchases and otherwise acquires, without recourse, representation or warranty, all of the Transferee’s present and future right, title and interest in, to and under:

(a)                                  each and every Receivable listed in Annex I to this Assignment;

(b)                                 all Collections with respect to such Receivables;

(c)                                  all Related Security with respect to such Receivables; and

(d)                                 all proceeds of or payments in respect of any and all of the foregoing clauses (a) through (c) (including Collections).

(the property described in the foregoing Sections (b), (c) and (d) is hereinafter collectively referred to as the “Receivables Property”).

It is the intention of the parties hereto that the sale of the Receivables and the Receivables Property pursuant hereto shall be treated as a purchase by the Transferor and a sale by the Transferee of such Receivables and the Receivables Property with respect thereto, which sales are absolute and irrevocable and provide the Transferor with the full benefits of ownership of such Receivables and Receivables Property.  The sale of Receivables and the Receivables Property pursuant to this Assignment is made without recourse to the Transferee and the Transferee does not undertake to perform any covenant or agreement or make any representation or warranty (other than the representation that it has not disposed of any interest in the Receivables or Receivables Property or created any Adverse Claim on or over them (other than an Adverse Claim created under the Security Documents or other Transaction Documents)).

This Assignment is made pursuant to the Intermediate Transfer Agreement and is to be governed by the Intermediate Transfer Agreement.

The Transferee hereby represents that aggregate Unpaid Balance of the Receivables listed on Annex I hereto is [•].

This Assignment shall be governed and construed in accordance with the law of the State of New York.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Intermediate Transfer Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of [Date].

BUNGE NORTH AMERICA CAPITAL, INC.,
as Transferor

By:
Name:
Title:

BUNGE SECURITIZATION B.V.,
as Transferee

By:
Name:
Title:

BUNGE FINANCE B.V.,
as Transferor Agent

By:
Name:
Title:

ANNEX I

(attached)

EXHIBIT B

FORM OF U.S. ACCOUNT SECURITY AGREEMENT

DEPOSIT ACCOUNT CONTROL AGREEMENT

(Secured Party Notification)

(WITH OPTIONAL RESCISSION OF NOTICE - SPECIAL HANDLING)

UMB BANK, N.A., a national banking association as depositary bank (the “Bank”), BUNGE NORTH AMERICA CAPITAL, INC., a Delaware corporation and the Bank’s depositary banking customer (the “Company”), and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., a company organized and existing under the laws of the Kingdom of The Netherlands as Administrative Agent (the “Secured Party”) have entered into this DEPOSIT ACCOUNT CONTROL AGREEMENT as of this 1st day of June 2011 (this “Agreement”).

Statement of Facts

The Bank acknowledges that, as of the date hereof, it maintains in the name of the Company the deposit account(s) identified in Exhibit A attached hereto and made a part hereof (each an “Account”).  An Account may be served by one or more lockboxes operated by the Bank, which lockboxes (if any) also are identified on Exhibit A (each a “Lockbox”). The Account(s) are governed by the terms and conditions of the Company’s commercial deposit account agreement published by the Bank from time to time, and with respect to any additional banking service to an Account (e.g., Lockbox), also will be governed by a service description between the Bank and the Company (collectively, with all such services descriptions and/or agreements, the “Deposit Agreement”).

The Company hereby confirms to the Bank that the Company has granted to Bunge Securitization B.V., a company organized under the laws of the Kingdom of the Netherlands and which has transferred to the Secured Party, a security interest in the following (collectively, the “Account Collateral”): (a) the Account(s), (b) the Lockbox(es) and (c) the Items Collateral.  “Items Collateral” means, collectively, all checks, drafts, instruments, cash and other items at any time received in a Lockbox or for deposit in an Account (subject to specific Lockbox instructions in effect for processing items), wire transfers of funds, automated clearing house (“ACH”) entries, credits from merchant card transactions, and other electronic funds transfers or other funds deposited in, credited to, or held for deposit in or credit to, an Account.

The parties desire to enter into this Agreement in order to set forth their relative rights and obligations with respect to the Account Collateral.  In consideration of the mutual covenants herein as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Control of the Account(s)

(a)                                  The Statement of Facts is incorporated herein by reference.  The Bank represents that it is a “bank”.  The Company confirms and the Bank acknowledges that each Account is a “deposit account”.  Each party hereto acknowledges that this Agreement is an “authenticated record”, and that the arrangements established under this Agreement are intended to constitute “control” of each Account.  Each of these terms is used in this Agreement as defined or used in Article 9 of the Uniform Commercial Code as adopted by the State of New York (the “New York UCC”).

(b)                                 The Company represents and warrants to the Secured Party that Exhibit A contains a complete and accurate list of all Accounts and Lockboxes maintained by the Company with the Bank and subject to this Agreement.  The Company covenants for the benefit of the Secured Party that the Company shall not instruct the Bank to close any Account without the prior written consent of the Secured Party. Nothing in this Agreement shall impose upon the Bank any obligation to monitor or assure the Company’s compliance with this Section 1(b).

(c)                                  The Bank confirms that, as of the date of this Agreement, the Bank has not entered into any agreement (other than the Deposit Agreement) with any person pursuant to which the Bank is obligated to comply with instructions from such person as to the disposition of funds in any Account or of other Account Collateral.  During the term of this Agreement the Bank will not enter into any agreement with any person other than the Secured Party pursuant to which the Bank will be obligated to comply with instructions from such person as to the disposition of funds in any Account or of other Account Collateral.

(d)                                 The Company authorizes and directs the Bank to comply, and the Bank agrees to comply, with all instructions delivered by the Secured Party to the Bank in accordance with and subject to this Agreement and with which the Bank would be obligated contractually to implement under the Deposit Agreement, including directing the disposition of funds in an Account or as to any other matter relating to an Account or other Account Collateral, without further consent by the Company.  The Secured Party’s right to give instructions to the Bank regarding any Account Collateral also shall include (but is not limited to) the right to give “stop payment orders” to the Bank for any item presented to the Bank against an Account even if the instruction results in dishonor of the item presented against the Account.

(e)                                  The Secured Party authorizes and instructs the Bank to: (i) permit the Company to have access to and disposition over the Account(s) and Account Collateral and to otherwise deal with same as provided in the Deposit Agreement; and (ii) act upon the instructions that the Bank shall receive from the Company concerning the Lockbox and other Account Collateral until the implementation by the Bank of the written instruction by the Secured Party to the Bank in the form and text of Exhibit B attached hereto and made a part hereof, and completed in full (a “Notice”), and delivered to the Bank in accordance with and subject to the provisions of Section 7 below.  The Bank shall be obligated to implement the Notice only if the Notice: (A) shall be in the form and text of Exhibit B and completed in full; (B) shall have attached to it a copy of this Agreement as fully executed (together with all amendments thereto); and (C) shall have been delivered to the Bank in accordance with Section 7 (provided, however, the Bank shall be fully authorized, in its exercise of its sole discretion, to implement the Notice even if the conditions of clause (B) shall not have been fulfilled).

(f)                                  Upon implementation of a Notice by the Bank as provided in Section 7, the Bank shall not permit any officer, agent or other representative of the Company or its affiliates to direct the disposition of funds in any Account, withdraw or transfer any amount from any Account, or otherwise exercise any authority or power with respect to any Account, Lockbox or other Account Collateral until such time, if any, that the Bank shall have implemented a Rescission of

Notice in accordance with Section 1(g).  Upon implementation of a Notice by the Bank, all available funds in any Account shall only be withdrawn or transferred therefrom based on instructions delivered by the Secured Party to the Bank in accordance with Section 7.  Each other instruction that the Secured Party shall deliver to the Bank in connection with an Account or other Account Collateral must be delivered to the Bank in accordance with the provisions of Section 7, and shall either accompany delivery of a Notice by the Secured Party to the Bank or subsequently shall be delivered by the Secured Party to the Bank.  Any instruction by the Secured Party to the Bank to remit or transfer funds from an Account to any recipient account of the Secured Party or any other recipient account, and which recipient account shall not be an account maintained by the Bank, must only be an instruction to the Bank to remit or transfer funds from the Account via wire transfer in accordance with the Bank’s procedures governing wire transfers of funds.  The Secured Party shall not instruct the Bank to remit or transfer funds from any Account via ACH.

(g)                                 At any time after the Bank shall have implemented a Notice, the Secured Party may rescind a Notice by the written instruction by the Secured Party to the Bank in the form and text of Exhibit C attached hereto and made a part hereof, and completed in full (a “Rescission of Notice”), and delivered to the Bank in accordance with and subject to the provisions of Section 7 below.  The Bank shall be obligated to implement a Rescission of Notice only if the Rescission of Notice: (A) shall be in the form and text of Exhibit C and completed in full; (B) shall have attached to it a copy of this Agreement as fully executed (together with all amendments thereto); and (C) shall have been delivered to the Bank in accordance with Section 7 (provided, however, the Bank shall be fully authorized, in its exercise of its sole discretion, to implement a Rescission of Notice even if the conditions of clause (B) shall not have been fulfilled). Upon the delivery of a Rescission of Notice by the Secured Party to the Bank, the Secured Party shall have authorized and instructed the Bank to: (i) permit the Company to have access to and disposition over the Account(s) and Account Collateral and to otherwise deal with same as provided in the Deposit Agreement; and (ii) act upon the instructions that the Bank shall receive from the Company concerning the Lockbox and other Account Collateral until such time as the Bank shall have implemented any subsequent Notice that the Bank shall have received from the Secured Party. During the term of this Agreement the Secured Party shall not deliver a Rescission of Notice to the Bank on more than two (2) separate occurrences, and if the Secured Party shall deliver a Rescission of Notice to the Bank on a third or successive occurrence, such third or successive Rescission of Notice shall be null, void and of no effect and shall not be implemented by the Bank.

(h)                                 Federal Reserve Regulations and Operating Circulars, ACH or other clearing house rules, other applicable law (including, without limitation, the Uniform Commercial Code as adopted by the State in which each respective Account is located as specified in Exhibit A (the “Applicable UCC”)), and the Deposit Agreement also shall apply to the Secured Party’s exercise of control over each Account and the Account Collateral and to the performance by the Bank of its obligations under this Agreement.  Each of the Company and the Secured Party authorizes and instructs the Bank to supply the Company’s or the Secured Party’s endorsement, as appropriate, to any Items Collateral that the Bank shall receive for deposit to an Account.

2.                                      Statements and Other Account Information      If so requested of the Bank by the Secured Party in writing, the Bank will send to the Secured Party (in a manner consistent with the Bank’s standard practices) at the Secured Party’s address specified in Section 7, copies of all Account statements (but not canceled checks) that the Bank is required to send to the Company under the Deposit Agreement. The Bank also shall provide to each of the Company and the Secured Party when so requested (solely as a service to the Company under the Deposit Agreement) copies of Account statements and other Account information, including balances, by telephone and computer communication, to the extent practicable, when requested by the Company or the Secured Party.  The Company consents to the Bank’s release of all such Account information to the Secured Party.  The Bank’s liability for its failure to comply with this Section 2 shall not exceed the Bank’s cost of providing such information.

3.                                      Subordination, Permitted Debits and Returned Items

(a)                                  The Bank will not exercise any security interest, lien, right of setoff, deduction, recoupment or banker’s lien, or any other interest in or against any Account or any other Account Collateral, and the Bank hereby subordinates to the security interest of the Secured Party any such security interest, lien or right that the Bank may have in or against any Account or other Account Collateral. The subordination by the Bank in the preceding sentence shall not apply to any security interest that the Bank may have as a collecting Bank in any Items Collateral as provided in Article 4 of the Applicable UCC.  Notwithstanding the preceding text of this Section 3(a), the Secured Party and the Company agree that the Bank at all times (including following commencement of any bankruptcy or insolvency proceeding by or against the Company) may set off and charge against any Account (regardless of any agreement by the Company to compensate the Bank by means of balances in the Account) all of the following as provided in the Deposit Agreement (each a “Permitted Debit”): (i) the face amount of each Returned Item (defined below), (ii) the Bank’s usual and customary service charges and fees including, but not limited to, account maintenance fees and funds transfer fees, and (iii) out-of-pocket fees and expenses (including attorneys’ reasonable fees) incurred by the Bank in connection with the Account(s) and other Account Collateral as provided in the Deposit Agreement; whether any Permitted Debit shall have accrued or been incurred before or after the date of this Agreement.  “Returned Item” means any (i) Items Collateral deposited in or credited to an Account before or after the date of this Agreement and returned unpaid or otherwise uncollected or subject to an adjustment entry, whether for insufficient funds or any other reason, and without regard to the timeliness of such return or adjustment or the occurrence or timeliness of any other party’s notice of nonpayment or adjustment; (ii) adjustments or corrections of posting or encoding errors; (iii) Items Collateral subject to a claim against the Bank for breach of transfer, presentment, encoding, retention or other warranty under Federal Reserve Regulations or Operating Circulars, ACH or other clearing house rules, or applicable law (including, without limitation, Articles 3, 4 and 4A of the Applicable UCC); and (iv) demand for chargeback in connection with a merchant card transaction.  For avoidance of doubt, the Bank’s rights under this Section 3(a) or provisions of the Deposit Agreement shall not permit the Bank to set off against and charge an Account as a Permitted Debit any obligation of the Company to the Bank in connection with any (A) deposit account that the Company may have with the Bank and that is not an Account or (B) other agreement between the Company and the Bank; Permitted Debits shall be solely those relating to the Account(s) and Account Collateral.

(b)                                 If (i) the Bank were unable to set off or charge any Permitted Debit against an Account because of insufficient funds in the Account, or (ii) the Bank were to believe in good faith that any legal process or applicable law prohibited such setoff or charge against an Account, or (iii) the Account were closed, then: (A) the Bank may charge such Permitted Debit to and set off same against any other Account (and other deposit account(s) of the Company maintained with the Bank and that are not subject to this Agreement, if any, and against which other deposit account(s) of the Company the Bank is not otherwise prohibited from exercising its right of setoff); and (B) if there were insufficient funds in the Account(s) against which to charge or set off such Permitted Debits, then the Bank shall demand (unless the Bank shall believe in good faith that any legal process or applicable law prohibits such demand) that the Company pay, and the Company shall pay, to the Bank promptly upon the Company’s receipt of the Bank’s written demand therefor, the full amount of all unpaid Permitted Debits.

(c)                                  If (i) a Notice shall have been implemented by the Bank, and (ii) there shall be insufficient funds in the Account(s) against which the Bank could charge or set off Permitted Debits, and (iii) the Company shall have failed to pay to the Bank the full amount of unpaid Permitted Debits, then the Bank may demand that the Secured Party pay, and the Secured Party shall pay, to the Bank within ten (10) calendar days of the Secured Party’s receipt of the Bank’s written demand therefor, the full amount of unpaid Permitted Debits.  The obligation of the Secured Party to pay the Bank for any unpaid Permitted Debit shall be limited to the aggregate amount of funds that shall be withdrawn or transferred from the Account(s) pursuant to the Secured Party’s instruction(s) to the Bank as contemplated by this Agreement.

(d)                                 Subject to the provisions of the last sentence of Section 3(c), in the event that the Bank shall implement a Rescission of Notice, the Secured Party shall remain liable for payment of all Permitted Debits; provided that (i) as to unpaid Permitted Debits that are service charges, fees or expenses described in clauses (ii) and (iii) of the definition of Permitted Debit in Section 3(a), the Secured Party shall be required to pay to the Bank only those service charges, fees or expenses attributable to any Account that shall have been incurred in connection with any Account on or before the date of implementation of a Rescission of Notice and (ii) as to unpaid Permitted Debits that are Returned Items, the Secured Party shall be required to pay to the Bank only those Returned Items with respect to Items Collateral deposited in the account on or before the date of implementation of a Rescission of Notice, regardless of (A) the date such Returned Items are returned unpaid or otherwise uncollected or subject to an adjustment entry, (B) the date of any adjustment or correction of posting or encoding errors, (C) the date any Items Collateral are subject to a claim against the Bank for breach of transfer, presentment, encoding, retention or other warranty or (D) the date of any demand for chargeback in connection with a merchant card transaction. If a Notice shall have been implemented by the Bank at any time following implementation of a Rescission of Notice by the Bank, then the provisions of Section 3(c) above thereupon shall be applicable again.

4.                                      Exculpation of the Bank

(a)                                  At all times the Bank shall be entitled to rely upon any communication that the Bank shall receive from (or shall believe in good faith to be from) the Company in connection with the Deposit Agreement and this Agreement.  At all times the Bank shall be entitled to rely upon any communication that the Bank shall receive from (or shall believe in good faith to be from) the Secured Party in connection with this Agreement, and the Bank shall have no obligation to investigate or verify the authenticity or correctness of any such communication.  The Bank shall have no liability to the Company or the Secured Party for the Bank: (i) not honoring or following any instruction that the Bank shall receive from (or shall believe in good faith to be from) the Secured Party prior to the implementation of a Notice by the Bank or following implementation of any Rescission of Notice by the Bank; (ii) honoring or following any instruction the Bank shall receive from (or shall believe in good faith to be from) the Secured Party in accordance with this Agreement; (iii) honoring or following any instruction the Bank shall receive from (or shall believe in good faith to be from) the Company in accordance with this Agreement prior to the implementation of a Notice by the Bank or after the implementation of a Rescission of Notice by the Bank; or (iv) not honoring or following any instruction that the Bank shall receive from (or shall believe in good faith to be from) the Company after implementation of a Notice by the Bank or prior to the implementation of a Rescission of Notice by the Bank.  The Bank shall not be responsible for the validity, priority or enforceability of the Secured Party’s security interest in any Account Collateral, nor shall the Bank be responsible to have any knowledge of or for any enforcement of any agreement between the Company and the Secured Party.

(b)                                 The Bank shall be responsible only for the actual loss that a court having jurisdiction over the Account(s) shall have determined had been incurred by the Company or the Secured Party and caused by the Bank’s gross negligence or willful misconduct in its performance of its obligations under this Agreement.  The Bank shall have no liability for failure of, or delay in, its performance under this Agreement resulting from any “act of God”, war or terrorism, fire, other catastrophe or force majeure, electrical or computer or telecommunications failure, any event beyond the control of the Bank, or fraud committed by any third party.  Nothing in this Agreement shall create any agency, fiduciary, joint venture or partnership relationship between the Bank and the Company or between the Bank and the Secured Party.  Except as specifically required by this Agreement or the Deposit Agreement or applicable law, the Bank shall have no obligation whatsoever to the Company in connection with the subject matter of this Agreement. Except as specifically required by this Agreement or applicable law, the Bank shall have no obligation whatsoever to the Secured Party in connection with the subject matter of this Agreement.

5.                                      Indemnification of the Bank

(a)                                  The Company hereby indemnifies the Bank and holds it harmless against, and shall reimburse the Bank for, every loss, damage or expense (including attorneys’ reasonable fees and expenses, court costs and other expenses) that the Bank shall incur in connection with this Agreement including, but not limited to, (i) all unpaid Permitted Debits, and (ii) every loss, damage or expense that the Bank shall incur as a result of the Bank (A) entering into or acting pursuant to this Agreement, (B) honoring and following any instruction the Bank may receive from (or shall believe in good faith to be from) the Secured Party or the Company under this Agreement, and (C) upon its implementation of a Notice, not honoring or following any instruction that the Bank shall receive from the Company in connection with any Account Collateral.  The Company shall not be responsible for any loss, damage, or expense that a court having jurisdiction shall have determined had been caused by the Bank’s gross negligence or willful misconduct in its performance of its obligations under this Agreement.

(b)                                 Without limiting any obligation of the Secured Party to pay the Bank for unpaid Permitted Debits and unpaid Fees and Expenses (defined in Section 9(a) below), the Secured

Party hereby indemnifies the Bank and holds it harmless against every loss, damage or expense (including attorneys’ reasonable fees and expenses, court costs and other expenses) that the Bank shall incur as a result of its honoring or following any instruction (including a Notice or any Rescission of Notice) that the Bank shall receive from (or shall believe in good faith to be from) the Secured Party as provided by this Agreement.  The Secured Party’s indemnification obligation to the Bank as provided by this Section 5(b) shall be reduced by those amounts that the Company shall have paid to the Bank pursuant to the provisions of clause (ii)(B) of Section 5(a) above; provided, however, such reduced indemnification obligation of the Secured Party to the Bank shall be reinstated automatically and to the extent that any amount paid by the Company to the Bank pursuant to clause (ii)(B) of Section 5(a) above shall be required to be disgorged by the Bank. The Secured Party shall not be responsible for any loss, damage, or expense that a court having jurisdiction shall have determined had been caused by the Bank’s gross negligence or willful misconduct in its performance of its obligations under this Agreement.

(c)                                  No party to this Agreement shall be liable to any other party hereto for lost profits or special, indirect, exemplary, consequential or punitive damages incurred in connection with this Agreement, even if such party shall have been advised of the possibility of such damages.

6.                                      Third Party Claims Against an Account; Insolvency of the Company

(a)                                  If the Bank shall receive notice that any third party shall have asserted an adverse claim by legal process against an Account or funds on deposit therein, any Lockbox, or other Account Collateral, whether such claim shall have arisen by tax lien, execution of judgment, statutory attachment, garnishment, levy, claim of a trustee in bankruptcy, debtor-in-possession, post-bankruptcy petition lender, court appointed receiver, or other judicial or regulatory order or process (each, a “Claim”), the Bank may, in addition to other remedies it may possess under the Deposit Agreement, this Agreement or at law or in equity, suspend disbursements from such Account without any liability until the Bank shall have received an appropriate court order or other assurances acceptable to the Bank in its sole discretion establishing that funds may continue to be disbursed according to instructions then applicable to such Account.  The Bank’s costs, expenses and attorneys’ reasonable fees incurred in connection with any Claim are Permitted Debits and shall be reimbursed to the Bank in accordance with Section 3 above.

(b)                                 If a bankruptcy or insolvency proceeding shall be commenced by or against the Company, the Bank shall be entitled, without any liability, to refuse to (i) permit any withdrawal or transfer from any Account or (ii) implement a Notice or a Rescission of Notice or follow any other instruction delivered by the Company or the Secured Party to the Bank until the Bank shall have received an appropriate court order or other assurances acceptable to the Bank in its sole discretion establishing that (A) continued withdrawals or transfers from the Account(s) or the Bank honoring or following any instruction by the Company or the Secured Party shall be authorized and shall not violate any law, regulation, or order of any court and (B) the Bank shall be authorized to set off against or charge any Account and to otherwise be reimbursed for all Permitted Debits.

7.                                      Notice, Rescission of Notice and Other Communications

(a)                                  All communications given by any party to this Agreement to another as required or provided by this Agreement must be in writing, directed to the respective party’s designated office or officer (“Designated Office[r]”) identified under Section 7(c) below, and delivered to each recipient party at its address (or at such other address or to such other Designated Office(r) as such party shall designate in writing to the other parties in accordance with this Section 7) either by U.S. Mail, receipted delivery service or via telecopier or “PDF” electronic facsimile transmission.  All communications given by the Secured Party to the Bank must be addressed and delivered contemporaneously to both the Bank’s Designated Office and the Bank’s “with copy to” addressee at their respective addresses set forth below.

(b)                                 Any communication (including a Notice and a Rescission of Notice) made by (or believed in good faith by the Bank to be made by) the Company or the Secured Party to the Bank in connection with this Agreement shall be deemed delivered to the Bank only if delivered: (i) by U.S. Mail, on the date that such communication shall have been delivered to the Bank’s Designated Office; (ii) by receipted delivery service, on the date and time that such communication shall have been delivered to the Bank’s Designated Office and receipted by the delivery service; or (iii) via telecopier or “PDF” electronic facsimile transmission, on the date and at the time that such communication shall have been delivered to the Bank’s Designated Office and receipt of such delivery shall have been acknowledged by the recipient electronic facsimile equipment.  Any communication delivered to the Bank that is an instruction (including a Notice or a Rescission of Notice) to the Bank and made by (or believed by the Bank in good faith to be made by) the Company or the Secured Party shall be deemed received by the Bank when actually delivered to the Bank’s Designated Office if delivered before 2:00 PM Central time on a banking day or, if such communication were delivered after 2:00 PM Central time on a banking day or delivered on a day that is not a banking day, then such communication shall be deemed delivered to the Bank’s Designated Office at 9:00 AM Central time on the next succeeding banking day. A “banking day” means any day other than any Saturday or Sunday or other day on which the Bank is authorized or required by law to close.

(c)                                  A Notice or a Rescission of Notice shall be implemented by the Bank by the close of the Bank’s business on the banking day that shall be one (1) banking day after the banking day on which a Notice or a Rescission of Notice shall have been delivered to the Bank’s Designated Office. Any other instruction delivered to the Bank shall be implemented by the Bank by the close of the Bank’s business on the banking day that shall be two (2) banking days after the banking day on which such instruction shall have been delivered to the Bank’s Designated Office.

Address for Secured Party:	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.

c/o Rabobank International

245 Park Avenue New York, New York 10167

Attn: Mr. Christopher Lew, Designated Officer

	Fax:	914. 304. 9324
	PDF:	naconduit@rabobank.com

with copy to:	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.
Thames Court, 1 Queenhithe
EC4V 3RL, London, England
United Kingdom
	Attn:	Ms. Donna Kunzig, Executive Director
	Fax:	011. 44. (0)20. 7809. 3450
	PDF:	Donna.Kunzig@Rabobank.com

Address for Bank:	UMB Bank, n.a.

1010 Grand Boulevard

Mail code 1020215

Kansas City, Missouri 64106

	Attn:	TS Risk Mgmt DACA Team, Designated Office

	Fax:	816. 860. 3643

	PDF:	James.Rundberg@UMB.com

with copy to:	UMB Bank, n.a.

2 South Broadway

Mail Code 5410001

St. Louis, Missouri 63102

Attn: Mr. Cecil Wood, Executive Vice President

	Fax:	314. 612. 8150
	PDF:	Cecil.Wood@UMB.com

Address for Company:	Bunge North America Capital, Inc.
c/o Bunge North America, Inc.
11720 Borman Drive

St. Louis, Missouri 63146
	Attn:	Treasurer, Designated Officer
	Fax:	314. 292. 4314

with copy to:	Bunge North America, Inc.
11720 Borman Drive
St. Louis, Missouri 63146
	Attn:	General Counsel
	Fax:	314. 292. 2521

8.                                      Termination of this Agreement; Closing an Account

(a)                                  The Secured Party may terminate this Agreement at any time upon receipt by the Bank of the Secured Party’s written notice of termination issued in the form and text of Exhibit D attached hereto and made a part hereof, and completed in full, together with a copy of this Agreement as fully executed.  The Company may terminate this Agreement only with the express prior written consent of the Secured Party and, in that case, the Secured Party and the Company shall jointly so notify the Bank thereof in writing together with a copy of this Agreement as fully executed.

(b)                                 The Bank may terminate this Agreement at any time (i) on not less than thirty (30) calendar days’ prior written notice thereof to each of the Company and the Secured Party, or (ii) upon not less than ten (10) calendar days’ prior written notice thereof to the Company and the Secured Party if (A) the Company shall have breached the Deposit Agreement or this Agreement as the Bank shall have determined or (B) the Secured Party shall have breached this Agreement as the Bank shall have determined.  The Bank also may close any Account and/ or terminate this Agreement immediately if the Bank shall be instructed to do so by any court or governmental authority having jurisdiction over the Bank or the Account Collateral, or if the Bank shall suspect in good faith that the Account has been or is being used for a fraudulent or illegal purpose.  The Bank shall notify the Company and the Secured Party of any such closing of any Account by the Bank unless the Bank shall be prohibited from notifying the Company or the Secured Party by order of such court or governmental authority.

(c)                                  The Bank shall not be responsible for the Company closing any Lockbox or any Account, or for the remittance by the Bank of any funds therein directly to, or on the instructions of, the Company prior to implementation of a Notice by the Bank or following implementation of a Rescission of Notice by the Bank.  The Company shall notify the Secured Party promptly of the Company’s closing of any Lockbox or any Account.

(d)                                 The Bank’s rights to demand and receive reimbursement from the Company under Sections 3(b), 9(a) and 9(b) hereof and the Company’s indemnification of the Bank under Section 5(a) hereof shall survive termination of this Agreement. The Bank’s right to demand reimbursement from the Secured Party under Sections 3(c) and 9(a) hereof shall survive termination of this Agreement for a period of ninety (90) calendar days after the date of termination of this Agreement.  The Bank’s right to demand indemnification of the Bank from the Secured Party under Section 5(b) above shall survive termination of this Agreement for a period of one hundred eighty (180) calendar days after the date of termination of this Agreement.

The obligations of the Bank and the Secured Party under Section 9(b) hereof shall survive termination of this Agreement.

9.                                      Miscellaneous Provisions

(a)                                  The Company shall pay to the Bank all fees (including, but not limited to, out-of-pocket and allocable internal legal fees) and expenses incurred by the Bank in connection with its negotiation and administration of this Agreement (“Fees and Expenses”) promptly upon the Company’s receipt of the Bank’s written demand therefor.  The Bank also is hereby authorized to set off and charge Fees and Expenses against the Account(s) (and other deposit account(s) of the Company maintained with the Bank and that are not subject to this Agreement, if any, and against which other deposit account(s) of the Company the Bank is not otherwise prohibited from exercising its right of setoff).  If the Company shall fail to pay Fees and Expenses and there shall be insufficient funds in the Account(s) (and other deposit accounts of the Company maintained with the Bank and that are not subject to this Agreement, if any, and against which other deposit account(s) of the Company the Bank is not otherwise prohibited from exercising its right of setoff) to pay Fees and Expenses, and the Bank shall have implemented a Notice then the Secured Party shall pay to the Bank the full amount of such unpaid Fees and Expenses; provided, however, the obligation of the Secured Party to pay the Bank for unpaid Fees and Expenses shall be limited to the aggregate amount of funds that shall be withdrawn or transferred from the Account(s) pursuant to the Secured Party’s instruction(s) to the Bank as contemplated by this Agreement.  The combined obligations of the Secured Party to pay the Bank for unpaid Fees and Expenses as provided in this Section 9(a) and to pay the Bank for unpaid Permitted Debits as provided in Section 3(c) above shall be limited to the aggregate amount of funds that shall be withdrawn or transferred from the Account(s) pursuant to the Secured Party’s instructions to the Bank as contemplated by this Agreement.

(b)                                 The Company shall pay to the Bank all fees (including, but not limited to, out-of-pocket and allocable internal legal fees) and expenses incurred by the Bank in connection with any action or proceeding undertaken by the Bank to enforce, or preserve its rights under, any provision of this Agreement against the Company.  The Bank also is hereby authorized to set off and charge all such amounts so incurred by the Bank against the Account(s) (and other deposit account(s) of the Company maintained with the Bank and that are not subject to this Agreement, if any, and against which other deposit account(s) of the Company the Bank is not otherwise prohibited from exercising its right of setoff). If any action or proceeding shall be commenced by the Bank or by the Secured Party to enforce, or preserve such party’s rights under, any provision of this Agreement against the other and: (i) the Bank shall prevail in such action or proceeding, then the Secured Party shall pay to the Bank all fees (including, but not limited to, out-of-pocket and allocable internal legal fees) and expenses incurred by the Bank in connection with such action or proceeding in addition to all other amounts that shall be awarded to the Bank in such action or proceeding; or (ii) the Secured Party shall prevail in such action or proceeding, then the Bank shall pay to the Secured Party all fees (including, but not limited to, out-of-pocket and allocable internal legal fees) and expenses incurred by the Secured Party in connection with such action or proceeding in addition to all other amounts that shall be awarded to the Secured Party in such action or proceeding.

(c)                                  The Company shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank and the Secured Party.  The Secured Party shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank.  The Bank shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party and the Company, except that the Bank may transfer its rights and obligations under this Agreement to any direct or indirect depositary subsidiary of UMB Financial Corporation or, in the event of a merger or acquisition of the Bank, to the Bank’s successor depositary institution (which subsidiary or successor shall be a “bank” as defined in Section 9-102 of the New York UCC).

(d)                                 This Agreement shall be governed by the laws of the State of New York (without regard to its conflicts of laws principles).  The law governing perfection and priority of the Secured Party’s security interest in the Account Collateral shall be the law of the State of New York, which State shall also be the “jurisdiction” of the Bank within the meaning of Section 9-304 of the New York UCC.  The Account(s), Items Collateral, operation of the Account(s), and Deposit Agreement shall be governed by the Applicable UCC, Federal Regulations and Operating Circulars, ACH or other clearing house rules, and other applicable law.

(e)                                  This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same Agreement.  Delivery of an executed signature page counterpart to this Agreement via telecopier or “PDF” electronic facsimile transmission shall be effective as if it were delivery of a manually delivered, original, executed counterpart thereof.  This Agreement can be modified or amended only by written agreement of all of the parties hereto evidencing such modification or amendment.

(f)                                    To the extent that any conflict may exist between the provisions of any other agreement between the Company and the Bank (including the Deposit Agreement) and the provisions of this Agreement, then this Agreement shall control.  This Agreement shall not give the Secured Party or any third party any benefit or legal or equitable right, remedy or claim against the Bank under the Deposit Agreement.

(g)                                 Each of the Secured Party and the Bank shall not cite or refer to this Agreement as precedent in any negotiation of any other Deposit Account Control Agreement to which the Secured Party or any of its affiliates and the Bank shall be parties.

(h)                                 Each party to this Agreement: (i) submits and consents to the jurisdiction of The United States District Court of the Southern District of New York located in the City, County and State of New York; (ii) irrevocably agrees that all claims in any action, suit or proceeding brought in connection with this Agreement may be heard and determined by such court; and (iii) irrevocably waives any objection such party may have to the venue of any such action, suit or proceeding brought in such court in connection with this Agreement or that such court is an inconvenient forum.

10.                               Waiver of Jury Trial                               TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY

TYPE IN WHICH ANOTHER PARTY HERETO SHALL BE A PARTY AS TO ALL MATTERS DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT. EACH PARTY HERETO CONFIRMS THAT THIS SECTION OF THIS AGREEMENT IS AND HAS BEEN A MATERIAL INDUCEMENT UPON WHICH SUCH PARTY HAS RELIED AND WILL RELY IN ENTERING INTO THIS AGREEMENT.

IN WITNESS WHEREOF, each of the parties hereto by its respective duly authorized officer has executed and delivered this Agreement as of the day and year first written above.

BANK:	UMB BANK, N.A.

By:

Name:

Title:

COMPANY:	BUNGE NORTH AMERICA CAPITAL, INC.

By:

Name:

Title:

SECURED PARTY:	COÖPERATIEVE CENTRALE RAIFFEISEN-

BOERENLEENBANK B.A., as Administrative Agent

By:

Name:

Title:

EXHIBIT A

ACCOUNT(S) OF THE COMPANY

Account Number	Related Lockbox Number (if any)	Account Name	State in Which Account is Located

[***]	[***]	Bunge North America Capital, Inc.	Missouri

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

EXHIBIT B

[To be Issued on Letterhead of the Secured Party]

20

UMB BANK, N. A.

1010 Grand Boulevard
Mail Code 1020215
Kansas City, Missouri 64106
Attn: TS Risk Mgmt DACA Team,
Designated Office

NOTICE PURSUANT TO DEPOSIT ACCOUNT CONTROL AGREEMENT

Ladies and Gentlemen:

Pursuant to the Deposit Account Control Agreement (Secured Party Notification) (With Optional Rescission of Notice) among Bunge North America Capital, Inc., you, and us dated as of June 1, 2011 (the “Agreement”), a fully executed copy of which is attached hereto, this letter shall serve as a Notice as described in and contemplated by the Agreement.  Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

You are hereby instructed not to permit any access to or disposition over the Account(s) or other Account Collateral by, and not to honor or follow any instruction with regard to any Account or other Account Collateral from, any person other than the Secured Party (except as otherwise provided in Section 6 of the Agreement or required by law).

Very truly yours,

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., as Administrative Agent

By

Name:

Title:

Attachment

cc: [insert “with copy to” addressee of the Bank as per Section 7 of the Agreement]

EXHIBIT C

[To be Issued on Letterhead of the Secured Party]

20

UMB BANK, N. A.

1010 Grand Boulevard
Mail Code 1020215
Kansas City, Missouri 64106
Attn: TS Risk Mgmt DACA Team,
Designated Office

RESCISSION OF NOTICE PURSUANT TO DEPOSIT
ACCOUNT CONTROL AGREEMENT

Ladies and Gentlemen:

Pursuant to the Deposit Account Control Agreement (Secured Party Notification) (With Optional Rescission of Notice) among Bunge North America Capital, Inc. (the “Company”), you, and us dated as of June 1, 2011 (the “Agreement”), a fully executed copy of which is attached hereto, this letter shall serve as a Rescission of Notice as described in and contemplated by the Agreement.  Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

Secured Party hereby rescinds the Notice dated                      , 20    delivered by the Secured Party to the Bank. You are hereby instructed to hereafter permit access to and disposition over the Account(s) or other Account Collateral by, and to honor or follow any you instruction that you shall receive from, the Company with regard to any Account or other Account Collateral (as if the Notice had not been delivered to you).

Very truly yours,

COÖPERATIEVE CENTRALE RAIFFEISEN —BOERENLEENBANK B.A., as Administrative Agent

By
Name:
Title:

Attachment

cc: [insert “with copy to” addressee of the Bank as per Section 7 of the Agreement]

EXHIBIT D

[To be Issued on Letterhead of the Secured Party]

20

UMB BANK, N. A.
1010 Grand Boulevard
Mail Code 1020215
Kansas City, Missouri 64106
Attention: TS Risk Mgmt DACA Team,
Designated Office

BUNGE NORTH AMERICA CAPITAL, INC.

c/o Bunge North America, Inc.

11720 Berman Drive

St. Louis, Missouri 63146

Attention:  Treasurer, Designated Officer

NOTICE OF TERMINATION OF DEPOSIT ACCOUNT CONTROL AGREEMENT

Ladies and Gentlemen:

We refer you to the Deposit Account Control Agreement (Secured Party Notification) (With Optional Rescission of Notice) among Bunge North America Capital, Inc., UMB Bank, n.a. (the “Bank”), and us dated as of June 1, 2011 (the “Agreement”), a fully executed copy of which is attached hereto.

We hereby notify you that we are exercising our right under Section 8(a) of the Agreement (subject to your rights as set forth in the Agreement) to terminate the Agreement in accordance with its terms.  Accordingly, the Agreement shall terminate at the close of the Bank’s business [this day] [on                    , 20    ], subject to those undertakings that shall survive termination of the Agreement.

Very truly yours,

COÖPERATIEVE CENTRALE RAIFFEISEN —
BOERENLEENBANK B.A., as Administrative Agent

By

Name:

Title:

Attachment

cc: [Insert “with copy to” addressee of the Bank as per Section 7 of the Agreement]

DEPOSIT ACCOUNT CONTROL AGREEMENT

PARTIES

This Deposit Account Control Agreement (the “Agreement”) is entered into as of June 1, 2011, and made by and between Bunge North America Capital, Inc. (the “Debtor”), Commerce Bank, N.A. (the “Bank”), and Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A. (the “Secured Party”).”

BACKGROUND

The Debtor is the Bank’s customer with respect to one or more demand deposit accounts identified by the account numbers specified below (individually and collectively, as re-numbered and including any funds from time to time in the account or accounts, the “Deposit Account”).  The Debtor has granted the Secured Party a security interest in the Deposit Account.  The Debtor is requesting that the Bank enter into this Agreement.  The Bank is willing to do so upon the terms contained in this Agreement.

This Agreement includes the General Terms, the Specific Terms and the Exhibit, each as defined or referred to below.

AGREEMENTS

A.                                   GENERAL TERMS.   This Agreement is subject to the General Terms for Deposit Account Control Agreement version 1 dated February 13, 2006, developed by a special task force of the American Bar Association’s Business Law Section and available from the Business Law Section at http://www.abanet.org/dch/committee.cfm?com=CL710060 (the “General Terms”).  The General Terms are incorporated in this Agreement by reference and without modification except as may be provided in Section 10 of the Specific Terms.

B.                                     SPECIFIC TERMS.  The following terms (the “Specific Terms”) complete, supplement or modify the General Terms:

1.                                       Deposit Account (see “Background” above).  The following account or accounts comprise the Deposit Account [list by account number]:

2.                                       Business Day (see definition of “Business Day” in Section 1 of the General Terms):

A day will not be considered as a “Business Day” if commercial banks in the following city or cities are closed on that day:

Kansas City, Missouri or St. Louis, Missouri.

3.                                       Outside Time (see definition of “Outside Time” in Section 1 of the General Terms):

4.                                       Disposition of less than all or multi-disposition of funds (see Section 4(a)(ii)(E) of the General Terms):

A Disposition Instruction originated by the Secured Party must be for a disposition of all of the funds.  A Disposition Instruction originated by the Secured Party must require that the funds be sent to a single recipient.

5.                                       Reimbursement Claim Period (see Section 6(b) of the General Terms):

The number of days following the termination of the Agreement in which a reimbursement claim must be made against the Secured Party under Section 6(b) of the General Terms is 90.

6.                                       Electronic Records (see definition of “writing” in Section 1 of the General Terms):

The parties do not permit a writing to include an electronic record and do not permit communications by email.

7.                                       Governing Law (see Section 13(a) of the General Terms):

The jurisdiction whose law governs this Agreement is New York.

8.                                       Bank’s Jurisdiction for UCC Purposes (see Section 13(b) of the General Terms):

The Bank’s jurisdiction for purposes of part 3 of UCC Article 9 is New York.

9.                                       Delivery of Executed Copy (see Part D):

Checking this line ☒ means that the delivery of an executed copy of this Agreement may be made by electronic transmission in addition to a transmission by facsimile.  Otherwise, delivery of an executed copy of this Agreement may not be made by a form of electronic transmission other than facsimile.

10.                                 Additional Provisions (see Section 12(b) of the General Terms):

The following provisions modify or supplement the General Terms:

Notwithstanding paragraph 9(a) of the General Terms, Bank may close the Deposit Account and open a substitute account without prior notice in the event Bank reasonably believes account information has been compromised and the potential for fraudulent activity in the Deposit Account poses an immediate threat.  In such event, the “Deposit Account” as used in this Agreement shall be deemed to mean the substitute account, and Bank shall promptly notify the other parties of the new account number.

Paragraph 9(a) is modified by the deletion of the phrase “upon five Business Days’ notice” and the substitution of the phrase “upon ten Business Days’ notice” in lieu thereof.

C.                                     EXHIBIT.  The parties have completed and attach hereto the Exhibit to be used as the form of the Initial Instruction.  [Note to person completing this Agreement: the Exhibit requires the designation of the person or persons or department at the Bank to receive the Initial Instruction.  See Note 1 to the Exhibit.]

D.                                    SINGLE AGREEMENT; COUNTERPARTS.  The General Terms, the Specific Terms and the Exhibit shall be read and construed together with the other provisions of this Agreement as a single agreement.  Delivery of executed copies of this Agreement may be made by facsimile or, if so permitted in Section 9 of Part B, by another form of electronic transmission.  This Agreement may be executed in counterparts, each of which shall constitute an original and all of which collectively shall constitute a single agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGES FOLLOW.]

Debtor:

BUNGE NORTH AMERICA CAPITAL, INC.

By:
Name:
Title:
Address:	c/o Bunge North America, Inc.
11720 Borman Drive
St. Louis, MO 63146
Attention: Treasurer
Telephone Number (for information only): 314-292-2314
Facsimile Number: 314-292-4314
Electronic mail address (if Section 6 of Part B permits): N/A with a copy to:

Bunge Finance B.V.
Address:	Weena 320
3012 NJ
Rotterdam, the Netherlands
Attention: Director
Telephone Number (for information only): +31 10 217 6652
Facsimile Number: +31 10 433 0035
Electronic mail address (if Section 6 of Part B permits): N/A

Secured Party:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A.

By:
Name:
Title:
Address:	P.O. Box: 17100, 3500 HG Utrecht
Netherlands
Attention: Eugene van Esveld, Director
Telephone Number (for information only): +31 (0)30 216 9398
Facsimile Number: +44 (0)20 7809 3450
Electronic mail address (if Section 6 of Part B permits): N/A with a copy to:
Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A.
Address:	Thames Court, 1 Queenhithe
EC4V 3RL, London
U.K.
Attention: Donna Kunzig, Executive Director
Telephone Number (for information only): +44 (0)20 7809 3647
Facsimile Number: +44 (0)20 7809 3450
Electronic mail address (if Section 6 of Part B permits): N/A

Bank:

COMMERCE BANK, N.A.

By:
Name:
Title:
Address:	8000 Forsyth
Clayton, MO 63105
Attention: T. William White
Telephone Number (for information only): 314-746-3959
Facsimile Number: 314-746-3783
Electronic mail address (if Section 6 of Part B permits): N/A with a copy to:

Commerce Bank, N.A.
Address:	8000 Forsyth
Clayton, MO 63105
Attention: Legal Department, attorney in charge
Telephone Number (for information only): 314-746-7316
Facsimile Number: 314-746-8710
Electronic mail address (if Section 6 of Part B permits): N/A

Exhibit

[LETTERHEAD OF THE SECURED PARTY]

DEPOSIT ACCOUNT CONTROL AGREEMENT

INITIAL INSTRUCTION

[Date]

Commerce Bank, N.A.

8000 Forsyth

Clayton, MO 63105

Attention: Legal Department, attorney in charge [See Note 1 below]

Telephone Number (for information only): 314-746-7316

Facsimile Number: 314-746-8710

with a copy to:

Commerce Bank, N.A.

[Address of Bank]

Attention:
[Person or Persons or Department]

Ladies and Gentlemen:

This is the Initial Instruction as defined in the Deposit Account Control Agreement dated                  , 20   , among you, us and [Debtor] (the “Debtor”) (as currently in effect , the “Control Agreement”).  A copy of the Control Agreement as fully executed is attached.  Capitalized terms used in this Initial Instruction have the meanings given them in the Control Agreement

This Initial Instruction directs the Bank no longer to comply with the Debtor’s Disposition Instructions.

[As an included Disposition Instruction, we direct you to send the funds in the Deposit Account to us by the method and at the address indicated below.  We recognize that, as a condition to your complying with this Disposition Instruction and to the extent that we have not already done so, we must provide to you evidence reasonably required by you as to the authority of the person giving this Disposition Instruction to act for us.  We also recognize that your obligation to comply with this Disposition Instruction is subject to the other provisions of Section 4(a)(ii) of the General Terms. [See Note 2 below]

Funds transfer instructions:

Receiving bank: .

ABA routing number for domestic wire: .

ABA routing number for ACH transaction: .

International: Swift Code No. .

Reference details: .]

Very truly yours,

[SECURED PARTY]

By:

Title:

Notes to the person completing this form of Initial Instruction:

1.                                      The “attention” line should be completed with particular care.  Until the Initial Instruction is actually received by the person or persons or department at the Bank designated in the “attention” line, the time period by which the Bank must comply with the Initial Instruction will not commence.  Accordingly, it is advisable to provide in the “attention” line a specific department or specific officer or officers at the Bank by title rather than by name.  If an individual at the Bank is to be designated by title or even by name, it is advisable that one or more additional individuals at the Bank be designated as alternatives to receive the Initial Instruction if the first individual is not available.

2.                                      The bracketed language relating to a Disposition Instruction (including funds transfer instructions) is optional. Not including this language does not preclude the Secured Party from subsequently giving a Disposition Instruction.

GENERAL TERMS FOR THE DEPOSIT ACCOUNT CONTROL AGREEMENT

version 1 dated February 13, 2006

available from the American Bar Association’s Section of Business Law at
http://www.abanet.org/dch/committee.cfm?com=CL7100601

This Deposit Account Control Agreement (the “Agreement”) is entered into as of June 1, 2011, and made by and between Bunge North America Capital, Inc. (the “Debtor”), Commerce Bank, N.A. (the “Bank”), and Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A. (the “Secured Party”).

1  This document is a model form produced by the Joint Task Force on Deposit Account Control Agreements of the ABA Section of Business Law.  The provisions of the form have not been approved by the House of Delegates or Board of Governors of the American Bar Association and, accordingly, should not be construed as representing the policy of the American Bar Association.

1.                                      Definitions and Rules of Interpretation.  In this Agreement (a) terms defined in the UCC and not otherwise defined in this Agreement have the same meanings in this Agreement as in the UCC, (b) the rules of interpretation in Article 1 of the UCC apply to the interpretation of this Agreement and (c) the term “or” is not exclusive.  Unless otherwise stated, section references are to sections of these General Terms.  In addition, the following terms in this Agreement have the following meanings or interpretations:

This “Agreement” means the Deposit Account Control Agreement dated the Agreement Date among the Secured Party, the Debtor and the Bank.  The Deposit Account Control Agreement includes these General Terms (incorporated by reference), the Specific Terms and the Exhibit read and construed together as a single agreement.

“Agreement Date” means the date set forth at the beginning of this Agreement as the date as of which this Agreement was executed and delivered by the parties.

An “address” includes the person or persons or department of the Bank on an “attention” line.

“Bank” means the organization signing this Agreement as the Bank.

“Business Day” means:

(i)                                     for communications to the Bank, a day other than a day (A) that is not a “business day” as defined in Federal Reserve Board Regulation CC, 12 CFR Part 229, (B) on which the office, branch or department of the Bank specified as the Bank’s address in the Exhibit is closed, or (C) on which commercial banks are closed in the city or cities set forth in the Specific Terms; and

(ii)                                  for communications to any other party, a day, other than a Saturday or Sunday, on which the other party is open for business at the location to which the communication is sent.

“Claim” means a claim, loss, cost or expense, and includes out-of-pocket or allocable internal legal fees and expenses incurred in bringing or defending a claim.

A “communication” includes the Initial Instruction, a Disposition Instruction or a notice.

“Debtor” means the person signing this Agreement as the Debtor.

“Deposit Account” has the meaning set forth in the “Background” of this Agreement.  The Deposit Account is identified in Section 1 of the Specific Terms.

“Deposit-related Agreements” means, collectively, the deposit account agreement and any other agreements between the Bank and the Debtor governing the Deposit Account and any cash management or similar services provided by the Bank to the Debtor in connection with the Deposit Account.

“Disposition Instruction” means an instruction to the Bank directing the disposition of the funds in the Deposit Account.

“Exhibit” means the Exhibit referred to in Part C of and attached to this Agreement as the form to be used as the Initial Instruction.

“Initial Instruction” means the first instruction to the Bank originated by the Secured Party directing that the Bank no longer comply with the Debtor’s Disposition Instructions.  The Initial Instruction may also contain a Disposition Instruction originated by the Secured Party.

“Order or Process” means an order, judgment, decree or injunction, or a garnishment, restraining notice or other legal process, directing, or prohibiting or otherwise restricting, the disposition of the funds in the Deposit Account.

“Outside Time” means, unless an earlier Outside Time is stated in the Specific Terms, the opening of business on the second Business Day after the Business Day on which the Initial Instruction in substantially the form of the Exhibit is actually received at the address for the Bank specified in the Exhibit.  If the Initial Instruction is actually received at that address after 12:00 noon, local time, at that address, then in determining the Outside Time, the Initial Instruction will be considered to have been actually received on the following Business Day.

“Secured Party” means the person signing this Agreement as the Secured Party, whether the person is acting in a representative capacity or otherwise.

“Specific Terms” means the terms contained in Part B of this Agreement.

“UCC” means the Uniform Commercial Code of the jurisdiction whose law governs this Agreement or, if relevant to any matter other than the meaning of a defined term, the Uniform Commercial Code of the jurisdiction whose law applies to the matter under the choice of law rules of the jurisdiction whose law governs this Agreement.

A “writing” means a tangible writing, including a facsimile and, if the Specific Terms, permit, an electronic record; “written” refers to a communication in the form of a writing.

2.                                      The Debtor’s Dealings with the Deposit Account.

(a)                                  Except as provided in Section 2(b), the Bank may comply with the Debtor’s Disposition Instructions in accordance with the Deposit-related Agreements.

(b)                                 The Bank will not comply with the Debtor’s Disposition Instructions after the Outside Time.  In its discretion the Bank may cease complying with the Debtor’s Disposition Instructions at an earlier time as permitted by Section 4(a)(iv).

3.                                      The Secured Party’s Right to Give Instructions as to the Deposit Account.  The Bank will comply with the Initial Instruction, and with any Disposition Instructions originated by the Secured Party, in each case (i) without the Debtor’s further consent, and (ii) even if following the instruction results in the dishonoring by the Bank of items presented for payment from the Deposit Account or the Bank otherwise not complying with the Debtor’s Disposition

Instructions.  The Initial Instruction may not be rescinded or otherwise modified without the Bank’s consent.

4.                                      Exculpation of the Bank.

(a)                                  Notwithstanding the Bank’s agreements in Sections 2 and 3, the Bank will not be liable to any other party for:

(i)                                     either failing to follow an Initial Instruction that (A) is not in the form of the Exhibit, (B) does not specify the address to which the Initial Instruction was to have been sent, (C) is not otherwise completed, or (D) does not have attached to it a copy of this Agreement as fully executed or, as a result of any such defect in the Initial Instruction, continuing to comply with the Debtor’s Disposition Instructions;

(ii)                                  failing to follow a Disposition Instruction originated by the Secured Party (A) before the Outside Time, (B) that requires the disposition of the funds in the Deposit Account by a method not available to the Debtor under the Deposit-related Agreements, (C) that the Bank determines would result in the bank’s failing to comply with a statute, rule or regulation, or an Order or Process, binding upon this Bank, (D) that requires the disposition of funds that are not immediately available in the Deposit Account, (E) that, unless otherwise set forth in the Specific Terms, directs the disposition of less than all the funds in the Deposit Account or directs that the funds be sent to more than one recipient, or (F) for which the Bank has not received evidence reasonably required by the Bank as to the authority of the person giving the Disposition Instruction to act for the Secured Party;

(iii)                               complying with the Debtor’s Disposition Instructions, or otherwise completing a transaction involving the Deposit Account, that the Bank or an affiliate had started to process before the Outside Time; or

(iv)                              after the Bank becomes aware that the Secured Party has sent the Initial Instruction, but before the Outside Time, complying with the Initial Instruction or a Disposition Instruction originated by the Secured Party, notwithstanding any fact or circumstance and even if the Initial Instruction (A ) has not been actually received at the address specified in the Exhibit, (B) fails to have attached to it a copy of this Agreement as fully executed, or (C) is not completed or otherwise fails to be in the form of Initial Instruction set forth on the Exhibit.

(b)                                 The Bank will not be liable to any other party for:

(i)                                     wrongful dishonor of any item as a result of the Bank following the Initial Instruction or any Disposition Instruction originated by the Secured Party,

(ii)                                  failing to comply or delaying in complying with the Initial Instruction, any Disposition Instruction or any provision of this Agreement due to a computer malfunction, interruption of communication facilities, labor difficulties, act of God, war, terrorist attack, or other cause, in each case beyond the Bank’s reasonable control,

(iii)                               any other Claim, except to the extent directly caused by the Bank’s gross negligence or willful misconduct, or

(iv)                              any indirect, special, consequential or punitive damages.

(c)                                  The Bank will have no fiduciary duties under this Agreement to any other party, whether as trustee, agent, bailee or otherwise.  The Bank will have no duties to the Secured Party except as expressly set forth in this Agreement.  The Bank will have no duty to inquire into or determine the existence or enforceability of the Debtor’s obligations to the Secured Party or whether, under any separate agreement between the Debtor and the Secured Party, the Debtor’s obligations to the Secured Party are in default, the Debtor may originate a Disposition Instruction or the Secured Party may originate the Initial Instruction or any Disposition Instruction.

5.                                      The Bank’s Recourse to the Deposit Account.

(a)                                  Except for amounts referred to in Section 5(b), the Bank (i) subordinates any security interest, lien or other encumbrance against the Deposit Account to the Secured Party’s security interest and (ii) will not exercise any right of recoupment, setoff or debit against the Deposit Account. This subordination will not apply to any security interest that the Bank has in an item under UCC Article 4 as a collecting bank.

(b)                                 Notwithstanding Section 5(a), and regardless of any agreement of the Debtor to compensate the Bank by means of balances in the Deposit Account, the Bank may charge the Deposit Account, to the extent permitted by any of the Deposit-related Agreement or applicable law, for:

(i)                                     the face amount of check, draft, money order, instrument, wire transfer of funds, automated clearing house entry, credit from a merchant card transaction, other electronic transfer of funds or other item (A) deposited in or credited to the Deposit Account, whether before or after the Agreement Date, and returned unpaid or otherwise uncollected or subject to an adjustment entry, whether for insufficient funds or for any other reason and without regard to the timeliness of the return or adjustment or the occurrence or timeliness of any other person’s notice of nonpayment or adjustment, (B) subject to a claim against the Bank for breach of transfer, presentment, encoding, retention or other warranty under Federal Reserve Regulations or Operating Circulars, clearing house rules, the UCC or other applicable law, or (C) for a merchant card transaction, against which a contractual demand for chargeback has been made;

(ii)                                  normal service charges or fees payable to the Bank in connection with the Deposit Account or any related services;

(iii)                               any adjustments or corrections of any posting or encoding errors; and

(iv)                              reimbursements for out-of-pocket or allocable internal legal fees and expenses in connection with the negotiation, administration or enforcement of this Agreement by the Bank.

6.                                      Indemnification and Reimbursement.

(a)                                  The Debtor indemnifies the Bank against all Claims incurred, sustained or payable by the Bank arising out of this Agreement except to the extent directly caused by the Bank’s gross negligence or willful misconduct.

(b)                                 The Secured Party agrees to reimburse the Bank for any charge against the Deposit Account under Section 5(b) for which there were insufficient funds in the Deposit Account to satisfy the charge.  Such reimbursement will be limited to the aggregate amount transferred from the Deposit Account as a result of the Bank’s acting upon Disposition Instruction originated by the Secured Party or pursuant to Section 9(b).  Any demand by the Bank for reimbursement must be made within the number of days after the termination of this Agreement set forth in the Specific Terms.  The Bank may not make a Claim for reimbursement under this subsection unless (i) the Debtor fails to satisfy the Claim within 15 days after the Bank makes a demand on the Debtor under Section 6(a) or (ii) the Bank is enjoined, stayed or prohibited by operation of law from making the demand on the Debtor.

(c)                                  The Secured Party’s reimbursement obligations under Section 6(b) will not apply to (i) a charge for reimbursement of or indemnification for any out-of-pocket or allocable internal legal fees and expenses incurred by the Bank in connection with any claim or defense by the Bank against the Secured Party relating to this Agreement or (ii) the amount of any loss incurred by the Bank to the extent directly caused by the Bank’s gross negligence or willful misconduct.  If the Bank satisfies any Claim against the Debtor referred to in the foregoing clause (i) by charging the Deposit Account, the amount of the Secured Party’s maximum liability for reimbursement obligations under Section 6(b) will be reduced by the amount of the Claim so satisfied.

(d)                                 If the Secured Party fails to reimburse the Bank for any amount under Section 6(b), the Secured Party will pay the Bank’s out-of-pocket or allocable internal legal fees and expenses in collecting from the Secured Party the amount payable.

(e)                                  The Secured Party indemnifies the Bank against all other Claims incurred, sustained or payable by the Bank arising from the Bank following an Initial Instruction or a Disposition Instruction originated by the Secured Party, or from the Bank’s remittance of funds pursuant to Section 9(b), except to the extent directly caused by the Bank’s gross negligence or willful misconduct.

7.                                      Representations and Warranties; Agreements with Other Persons.  The Bank represents and warrants to the Secured Party that the Bank (i) is an organization engaged in the business of banking, (ii) maintains the Deposit Account as a demand deposit account or accounts in the ordinary course of the Bank’s business and (iii) has not entered into any currently effective agreement with any person under which the Bank may be obligated to comply with Disposition Instructions originated by a person other than the Debtor or the Secured Party.  The Bank will not enter into any agreement with any person under which the Bank may be obligated to comply with Disposition Instructions originated by a person other than the Debtor or the Secured Party.

8.                                      Deposit Account Information.  If the Secured Party so requests, to the extent that the Bank has the operational ability to do so, the Bank will provide to the Secured Party, whether by Internet access or otherwise, a copy of each periodic account statement relating to the Deposit Account ordinarily furnished by the Bank to the Debtor.  The Bank’s liability for failing to provide the account statement will not exceed the Bank’s cost of providing the statement.  The Debtor authorizes the Bank to provide the Secured Party, whether by Internet access or otherwise, any other information concerning the Deposit Account that the Bank may agree to provide to the Secured Party at the Secured Party’s request.

9.                                      Termination; Closure of the Deposit Account.

(a)                                  Neither the Debtor nor the Bank will close the Deposit Account prior to termination of this Agreement.  This Agreement may not be terminated by the Debtor except by a notice to the Bank given jointly by the other parties.  This Agreement may be terminated (i) by the Secured Party at any time by notice to the other parties and (ii) by the Bank (A) immediately upon notice to the other parties if the Bank becomes obligated to terminate this Agreement or to close the Deposit Account under any statute, rule or regulation, or any Order or Process, binding upon the Bank, (B) upon five Business Days’ notice to the other parties if any other party is in material breach of any of the Deposit-related Agreements or this Agreement, and (C) otherwise upon 30 days’ notice to the other parties.

(b)                                 If the Bank terminates this Agreement pursuant to clause (A) of Section 9(a)(ii), the Bank will remit any funds in the Deposit Account on the date of termination (i) at the direction of the Secured Party if the direction is received by the Bank prior to the date of termination of this Agreement or (ii) if no such direction is received by the Bank prior to such date, by check mailed to the address of the Secured Party for receiving communications under this Agreement.  If the Bank terminates this Agreement pursuant to clause (B) or (C) of Section 9(a)(ii), the Bank will remit any funds in the Deposit Account on the date of termination at the direction of the Secured Party only if the direction is received by the Bank prior to the date of termination of this Agreement.  Any obligation of the Bank to remit any funds to or at the direction of the Secured Party under this subsection is subject to clauses (B) through (F) of Section 4(a)(ii).

(c)                                  Except as provided in Section 9(b) and in any event if the Secured Party has communicated to the Bank that the Secured Party does not wish to receive or direct the disposition of the funds, the Secured Party will not receive from the Bank any remittance of funds from the Deposit Account upon termination of this Agreement by the Bank.

(d)                                 The termination of this Agreement will not affect any rights created or obligations incurred under this Agreement before the termination.  Sections 4 and 6 will survive the termination of this Agreement for actions taken or omitted before the termination. Sections 9(b) and (c) will survive the termination of this Agreement, and Section 5 will survive the termination of this Agreement solely for any funds to be remitted to or at the direction of the Secured Party pursuant to Section 9(b).

10.                               Communications.

(a)                                  All communications under this Agreement must be in writing and must be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by facsimile to the party addressee.  If the Specific Terms permit a writing to include an electronic record, a communication, other than the Initial Instruction, may be sent by email.

(b)                                 For a communication under this Agreement to be effective, it must be received (i) for the Initial Instruction, at the Bank’s address specified on the Exhibit and (ii) in all other cases, at the party’s address indicated below the party’s signature to this Agreement, in each case subject to any change in address provided in Section 10(c).  Receipt of the Initial Instruction does not occur until it is received by the person or persons or department specified on the “attention” line on the Exhibit.  If more than one person is specified, receipt occurs when the Initial Instruction is received by one of the persons.

(c)                                  The Bank may communicate to the Secured Party changes in the address for the Initial Instruction, and any party may communicate to the other parties changes in its address for communications under this Agreement.

11.                               Successors and Transferees.

(a)                                  This Agreement will inure to the benefit of, and be binding upon, the parties and their respective successors and other transferees permitted under this Section.  Except as provided in this Section, a voluntary transfer of a party’s rights or duties under this Agreement without the written consent of the other parties will be void.

(b)                                 The Bank may transfer is rights and duties under this Agreement to a transferee to which, by contract or operation of law, the Bank transfers substantially all of its rights and duties under the Deposit-related Agreements.

(c)                                  The Secured Party may transfer its rights and duties under this Agreement to (i) a transferee to which, by contract or operation of law, the Secured Party transfers substantially all of its rights and duties under the financing or other arrangements between the Secured Party and the Debtor for which the Deposit Account acts as collateral security or (ii) if the Secured Party is acting as a trustee, indenture trustee, agent, collateral agent, or other representative in whose favor a security interest is created or provided for, a transferee that is a successor trustee, indenture trustee, agent, collateral agent, or other representative.

(d)                                 No transfer under this Section will be binding upon a non-transferring party until the transferring party or the transferee notifies the non-transferring parties of the transfer in a writing signed by the transferee that identifies the transferee, gives the transferee’s address for communications under this Agreement, and states that the transferee is a successor of the transferor or other transferee permitted under this Section and is entitled to the benefit of the transferring party’s rights and has assumed all of the transferring party’s duties under this Agreement.

(e)                                  A non-transferring party need not request proof of any transfer or that the transferee is a successor of the transferor or other transferee permitted by this Section.  If requested by a non-transferring party, however, the transferring party or the transferee will provide reasonable proof thereof.  If the Bank or the Secured Party, as a non-transferring party, requests such proof, then the effectiveness of the notification of transfer as to the non-transferring party will be suspended until the proof is provided.

(f)                                    When a transfer becomes binding on the non-transferring parties, the transferring party will not be entitled to exercise any rights, and will be relieved of its obligations, accruing under this Agreement from and after that time.  Those rights may be exercised and those obligations will be incurred by the transferee.

(g)                                 The provisions of subsections (d) and (e) requiring notification for a transfer to be binding on the non-transferring parties and suspending the effectiveness of the notification of transfer until reasonable proof of the transfer has been provided do not apply to the Bank as the transferring party if the transfer is by operation of law and by operation of the law (i) the transferee succeeds to all or substantially all of the rights and becomes generally bound by all of the duties of the Bank, including the Bank’s duties under this Agreement, and (ii) the Bank ceases to exist.

12.                               Entire Agreement; Relation to Other Agreements.

(a)                                  This Agreement constitutes the entire agreement of the parties, and supersedes all previous and contemporaneous negotiations, understandings and agreements, with respect to its subject matter, all of which have become merged and finally integrated into this Agreement.

(b)                                 If a term in the Specific Terms conflicts with a term of this Agreement not in the Specific Terms, the term in the Specific Terms controls.

(c)                                  If this Agreement conflicts with any of the Deposit-related Agreements, this Agreement will control.  However, this Agreement will not (i) derogate from any Claim or defense that the Bank may have against the Debtor under any of the Deposit-related Agreements or (ii) create any third party beneficiary rights under any of the Deposit-related Agreements in favor of the Secured Party.

(d)                                 This Agreement does not amend or otherwise modify any of the agreements between the Debtor and the Secured Party or provide any rights for the Debtor to originate a Disposition Instruction in contravention of any agreement between the Debtor and the Secured Party.

13.                               Governing Law, Depositary Bank’s Jurisdiction and Waiver of Jury Trial.

(a)                                  Except as otherwise required by Article 9 of the UCC, this Agreement will be governed by the law of that jurisdiction set forth in the Specific Terms without giving effect to an) choice of law rule that would require the application of the law of another jurisdiction.

(b)                                 If the Specific Terms are completed expressly to designate the Bank’s jurisdiction for purposes of part 3 of Article 9 of the UCC, then the Deposit-related Agreements are amended to provide that for those purposes that jurisdiction is the Bank’s jurisdiction so designated.

(c)                                  To the extent permitted by applicable law, each party waives all rights to trial by jury in any action, claim or proceeding (including any counterclaim) of any type arising out of or directly or indirectly relating to this Agreement.

14.                               Miscellaneous.

(a)                                  No amendment to this Agreement will be binding on any party unless it is in writing and signed by all of the parties.  Any provision of this Agreement benefiting a party may be waived only by a writing signed by that party.

(b)                                 If a provision of this Agreement is held invalid or unenforceable in any respect, the validity or enforceability of the remaining provisions will not in any way be affected, it being understood that the validity or unenforceability of an affected provision in a particular jurisdiction will not in and of itself affect the validity or enforceability of the provision in any other jurisdiction.